UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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[X]	Definitive Proxy Statement
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Avis Budget Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 8, 2022
Dear Fellow Shareholder:
This past year continued to present regional and global challenges as we all weathered another year of the COVID-19 pandemic, including multiple variants. Through our stringent cost discipline and nimble fleet management, we were able to achieve our best results in our 75-year history.
Due to the continued distribution of effective vaccines, along with other protective measures, over the past year travel advisories and restrictions have eased, primarily in the Americas. We continue to see a number of encouraging developments, such as a significant increase in domestic travel demand, which generated an increase in demand for rental vehicles, suggesting a further increase globally as restrictions continue to ease around the world. While the full extent of the impact of the pandemic on our long-term operational and financial performance will depend on future developments, we believe we have positioned ourselves to emerge from the pandemic as a stronger and more agile company.
In 2021, we continued our work in the area of corporate social responsibility, including enhancements to our sustainability practices, community and philanthropical efforts, diversity and inclusion initiatives and reporting. More information can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) and the Environmental, Social and Governance (“ESG”) section of our website, including our latest ESG Report.
It is our pleasure to invite you to attend the 2022 Annual Meeting of Shareholders of Avis Budget Group, Inc., which will be held virtually on May 25, 2022, at 9:00 a.m. Eastern Time. As part of our COVID-19 precautions, and to prioritize the health and well-being of our shareholders, employees and community, this year’s Annual Meeting will be held exclusively online.
This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other information concerning our Company of which you should be aware when you vote your shares.
On behalf of the Board of Directors and the employees of Avis Budget Group, Inc., we would like to thank you for being a shareholder and express our appreciation for your ongoing support of our Company.
Sincerely,

Bernardo Hees
Executive Chairman of the Board

Joseph A. Ferraro
President and Chief Executive Officer

Notice of 2022 Annual Meeting of Shareholders
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Avis Budget Group, Inc. (the “Company”) will be held online on May 25, 2022, at 9:00 a.m. Eastern Time, to consider and vote upon the following matters:
1.
To elect as directors the six nominees named in the accompanying proxy statement for a one-year term expiring in 2023 and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2022.
3.	To provide advisory approval of the compensation of our named executive officers.
4.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.
This year’s Meeting will be held virtually due to the ongoing public health concerns resulting from the COVID-19 pandemic and to support the health and well-being of our employees, shareholders and community. You will be not be able to attend the Meeting physically in person. We have designed the format of the Meeting to provide shareholders the same ability to participate that they would have at an in-person meeting. Shareholders will be able to listen to the webcast live, submit questions and vote during the online Meeting. You can attend the Meeting by accessing www.meetnow.global/MU7SMJM and entering the 15-digit control number found on the proxy card or notice. No password is required.
The Board of Directors has fixed the close of business on April 1, 2022 as the record date for the Meeting. Only shareholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder, for any purpose germane to the Meeting, for at least ten days prior to the Meeting by e-mailing chairman@avisbudget.com. Additionally, this list will be available under the “Documents” tab on your screen for the duration of the Meeting after entering the 15-digit control number found on the proxy card or notice.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 25, 2022
The Company’s Proxy Statement on Schedule 14A,
form of proxy card and 2021 Annual Report
are available at
www.edocumentview.com/CAR

By Order of the Board of Directors

Jean M. Sera
Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary
Dated: April 8, 2022

Proxy Statement

2022 Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement, including under “Executive Compensation.” This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement carefully before voting.
Annual Meeting of Shareholders
•	Date and Time	May 25, 2022 at 9:00 a.m. Eastern Time
•	Record Date	April 1, 2022
•	Format	Virtual
These materials were first sent or made available to shareholders on April 8, 2022. The Company’s principal executive offices are located at 6 Sylvan Way, Parsippany, NJ 07054.
Voting Matters and Voting Recommendations
Voting Matters	Proposal No.	Our Board’s Voting Recommendation
Election of Directors (page 7)	1	FOR ALL NOMINEES
Ratification of Appointment of Auditors (pages 44-45)	2	FOR
Advisory Approval of the Compensation of our Named Executive Officers (page 46)	3	FOR
Corporate Governance Highlights
•	5 of 6 (83%) of our directors are diverse by gender, ethnicity or race
•	Our Executive Chairman is the only management director
•	All members of our Compensation, Corporate Governance and Audit Committees are independent
•	Annual election of all directors
•	Majority voting (of votes cast) with a director resignation policy for directors in uncontested elections
•	Robust executive and director stock ownership guidelines
•	Each director nominee who served on the Board in 2021 attended at least 75% of Board and Committee meetings held in 2021
•	Policy requiring annual performance evaluation of the Board
Company Performance and Executive Compensation
The global economy and our business were significantly impacted by the COVID-19 pandemic in 2020. However, due to the continued distribution of effective vaccines, along with other protective measures, over the past year travel advisories and restrictions have eased, primarily in the Americas. The positive momentum from the fourth quarter of 2020 carried throughout 2021. For the year ended December 31, 2021, we generated revenues of $9.3 billion, net income of $1.3 billion, and Adjusted EBITDA of $2.4 billion. These results were driven by increased demand for rental vehicles, improved pricing across the industry, disciplined cost removal achieved in 2020 and continued fleet management. Our closing stock price on December 31, 2021 of $207.37 reflected an increase of more than 450% compared to our closing stock price on December 31, 2020 of $37.30.
As a result of this strong financial performance during 2021, the compensation reported for our CEO and other named executive officers increased for 2021, as described further in the “Compensation Discussion & Analysis” section below. In particular, exceeding the Adjusted EBITDA performance targets under our annual incentive plan resulted in above-target
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payouts (compared to no payout for 2020), with the maximum potential payouts reduced from prior years. In addition, in furtherance of its “pay-for-performance” philosophy, the Compensation Committee increased the amount of the long-term incentive award granted to the CEO during 2021 compared to 2020, with 50% of the target amount dependent on financial performance goals.
About the Annual Meeting
Why am I receiving proxy materials?
The Board of Directors (the “Board”) of Avis Budget Group, Inc. (the “Company” or “Avis Budget”) is soliciting your vote at the 2022 Annual Meeting of Shareholders, and any adjournment or postponement thereof (the “Meeting”), to be held virtually on May 25, 2022 at 9:00 a.m. Eastern Time, for the purposes set forth in this Proxy Statement.
On or about April 8, 2022, the Company will first mail to certain shareholders of record the Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement online, or in the alternative, request a paper copy of the proxy materials and a proxy card, and also will first mail to certain other shareholders this Proxy Statement and the accompanying proxy card.
When and where will the Meeting be held?
The Meeting is scheduled to be held in a virtual-only format at 9:00 a.m. Eastern Time, on May 25, 2022.
How can I attend the Meeting?
Shareholders at the close of business on April 1, 2022 (the “Record Date”) are entitled to virtually attend the Meeting.
Registered Shareholders: If you were a holder of record of the Company’s Common Stock as of the Record Date (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the Meeting by accessing www.meetnow.global/MU7SMJM and entering the 15-digit control number found on the proxy card or notice. No password is required. You may also vote your shares during the Meeting by following the online instructions.
Beneficial Owners: If you hold your shares through an intermediary, such as a bank, broker or other agent, you must register in advance to attend the Meeting. To register, you must obtain and submit a legal proxy from the holder of record, reflecting the number of shares of the Company’s Common Stock you held as of the Record Date, along with your name and e-mail address, to Computershare. You must send an e-mail from your broker, bank or other agent, or an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on May 19, 2022. You will receive a confirmation of your registration by e-mail directly from Computershare.
Those without a control number or legal proxy may attend the Meeting as a guest but will not have the option to vote or ask questions at the Meeting. We encourage you to access the Meeting prior to the start time and allow sufficient time to log into the Meeting.
What items will I be voting on and what are the Board’s voting recommendations?
Proposal	Board’s Voting Recommendation
No. 1: Election of Directors (see page 7)	FOR ALL NOMINEES
No. 2: Ratification of Appointment of Auditors (see pages 44-45)	FOR
No. 3: Advisory Approval of the Compensation of our Named Executive Officers (see page 46)	FOR
Could other matters be decided at the Meeting?
The Board is not aware of any other matters to be brought before the Meeting. However, if any other matters properly come before the Meeting, the individuals named as proxies, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.
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How many votes do I have?
You will have one vote for every share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), you owned as of the close of business on the Record Date.
How many votes can be cast by all shareholders?
49,790,909 votes, consisting of one vote for each share of Common Stock outstanding on the Record Date. There is no cumulative voting, and the holders of the Common Stock vote together as a single class.
How many votes must be present to hold the Meeting?
One-third of the outstanding shares of Common Stock entitled to vote at the Meeting, or 16,596,970 votes, must be present, in person or by proxy, to constitute a quorum at the Meeting. Abstentions and broker non-votes, if any, will be counted for the purpose of determining whether a quorum is present.
How many votes are required to elect directors and adopt the other proposals?
Proposal	Vote Requirement	Impact of Abstentions
No. 1: Election of Directors
• Uncontested Election (applies to the Meeting): Directors are elected by a majority of votes cast (number of votes cast “for” each nominee must exceed the number of votes cast “against” that nominee)
• Contested Election: Directors are elected by a plurality of shares present, in person or by proxy, and entitled to vote
Will have no effect on the outcome
No. 2: Ratification of Appointment of Auditors	Majority of shares present, in person or by proxy, and entitled to vote	Counted and will have the same effect as a vote against such proposal
No. 3: Advisory Approval of the Compensation of our Named Executive Officers	Majority of shares present, in person or by proxy, and entitled to vote	Counted and will have the same effect as a vote against such proposal
Under the Company’s Amended and Restated By-laws (the “By-laws”), each incumbent director is required to submit a contingent, irrevocable resignation that the Board of Directors may accept if the director fails to receive the required vote for election or re-election in an uncontested election. The Corporate Governance Committee is required to make a recommendation to the Board as to the action to be taken with respect to the tendered resignation. The Board is required to act on the resignation within 90 days of the date of certification of election results.
If for some reason any director nominee is unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the remaining nominees. If any substitute nominees are designated prior to the Meeting, the Company will file an amended proxy statement, that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee as required by the rules of the Securities and Exchange Commission (the “SEC”). Alternatively, the Board may decide, under certain circumstances, to reduce the size of the Board.
Pursuant to the By-laws, written notice by shareholders of qualifying nominations for election to the Board must have been received by our Secretary by February 25, 2022.
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What is a broker non-vote?
A broker non-vote occurs when a broker does not have discretion to vote on a particular proposal and the broker has not received instructions from the beneficial owner of the shares of Common Stock as to how to vote on such proposal. If you hold your shares of Common Stock in “street name” and do not provide voting instructions to your broker within the required time frame before the Meeting, your shares of Common Stock will not be voted by the broker for Proposal Nos. 1 (Election of Directors), or 3 (Advisory Approval of Named Executive Officer Compensation), but the broker will have the discretion to vote your shares of Common Stock on Proposal No. 2 (Ratification of Appointment of Auditors). As a result, broker non-votes will have no effect on the outcome of Proposal Nos. 1 or 3.
Why did certain shareholders receive in the mail a one-page Notice regarding Internet availability of this Proxy Statement rather than a printed copy?
We are sending to virtually all of our shareholders a Notice (the “Notice” or “Notice of Internet Availability”) containing instructions on how to access this Proxy Statement online, as permitted by SEC rules. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of this Proxy Statement in the mail. Instructions on how to access this Proxy Statement over the Internet or how to obtain printed copies, if you prefer, are set forth in such Notice.
How do I vote?
You should submit your proxy card or voting instruction form as soon as possible. If you received or requested printed copies of the proxy materials by mail, the materials will include a proxy card for registered stockholders (that is, if you hold your shares of Common Stock directly in your name through our transfer agent), or a vote instruction form for beneficial owners (if your shares of Common Stock are held in “street name,” such as in a stock brokerage account or through a bank or other nominee). Whether you are a registered stockholder or hold any of your shares in “street name,” you may vote in the following ways:
By Phone	By Mail
If you received or requested printed copies of the proxy materials by mail, vote by dialing the number on the proxy card/voting instruction form and following the easy voice prompts
If you received or requested printed copies of the proxy materials by mail, vote by marking, signing and dating the proxy card/voting instruction form and returning it promptly in the envelope provided

By Internet Before the Meeting	By Internet During the Meeting
Follow the instructions included on the proxy card/voting instruction form or Notice of Internet Availability	Vote during the virtual Meeting while the polls remain open by following the online instructions
The deadline for voting by telephone or by Internet will vary depending upon how you vote your shares—please follow the instructions shown on your proxy card/voting instruction form or Notice of Internet Availability. If you are not the shareholder of record, please refer to the voting instructions provided by your bank, broker or other nominee to direct it how to vote your shares. Your vote is important.
Certain of our shareholders hold their shares in more than one account and may receive separate proxy cards/voting instruction forms or Notices of Internet Availability for each of those accounts. To ensure that all of your shares are represented at the Meeting, we recommend that you follow the instructions included on each proxy card/voting instruction form or Notice of Internet Availability you receive.
Can I change my vote?
Yes. If you are a registered stockholder, you may revoke your proxy at any time prior to the voting at the Meeting if, in accordance with the voting procedures described above, you:
•	vote again (including by phone or Internet by the applicable deadline); or
•	complete, sign, date and return a new proxy card or voting instruction form with a later date; or
•	give timely written notice of such revocation to our Corporate Secretary at 6 Sylvan Way, Parsippany, N.J. 07054; or
•	vote during the virtual Meeting while the polls remain open.
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If your shares are held in “street name” (i.e., the shares are held of record by a broker, bank or other nominee) and you wish to revoke a proxy, you should contact your bank, broker or nominee and follow its procedures for changing your voting instructions. You also may vote during the virtual Meeting if you obtain a legal proxy from your bank, broker or other nominee.
Only the latest validly executed proxy that you submit will be counted.
What if I do not vote with respect to some of the proposals?
Shares of Common Stock represented by proxies received by the Company (whether through the return of a proxy card or voting instruction form) that do not contain voting instructions (or if you vote by telephone or electronically via the Internet without indicating how you want to vote) will be voted in accordance with the recommendations of the Board, including:
•	“FOR ALL” of the nominees recommended by the Board (Proposal No. 1);
•	“FOR” the ratification of the appointment of auditors (Proposal No. 2); and
•	“FOR” the proposal regarding advisory approval of the compensation of our named executive officers (Proposal No. 3).
How do participants in savings plans vote?
If you hold shares of Common Stock in the “Avis Budget Group, Inc. Employee Savings Plan” or the “AB Car Rental Services Retirement Savings Plan for Bargaining Hourly Employees” (collectively, the “Savings Plans”), you will receive a proxy card that covers shares of Common Stock held for you in the Savings Plans. In accordance with the provisions of the Savings Plans, the respective trustees will vote your shares of Common Stock as you have directed. To the extent such instructions are not received prior to noon Eastern Time on May 18, 2022, the trustees of the Savings Plans will vote the shares of Common Stock with respect to which they have not received instructions proportionately in accordance with the shares of Common Stock for which they have received instructions. Instructions given with respect to shares of Common Stock in accounts of the Savings Plans may be changed or revoked only in writing, and no such instructions may be revoked after noon Eastern Time on May 18, 2022. Participants in the Savings Plans are not entitled to vote in person at the Meeting.
How do I vote my shares that were purchased under the former Avis Budget Group, Inc. Employee Stock Purchase Plan (“ESPP”)?
If you hold shares of Common Stock that were purchased through the Company’s former ESPP, which was terminated effective December 1, 2020, you will receive a proxy card or notice that covers shares of Common Stock held for you in your Computershare account. You may vote your shares of Common Stock via the Internet, by telephone or mail in the same manner as described above for registered stockholders. If you vote your ESPP shares by noon Eastern Time, on May 18, 2022, Computershare will vote the shares as you have directed. If voting instructions are not received in time, Computershare will not vote your shares for any proposal.
How can I find the voting results of the Annual Meeting?
Voting results will be tallied by the inspector of election. The Company will report the results in a Current Report on Form 8-K, to be filed with the SEC within four business days following the Meeting.
How can I access the Company’s proxy materials and annual report electronically?
This Proxy Statement and the 2021 Annual Report may be viewed online at www.edocumentview.com/CAR. If you are a shareholder of record, you can elect to receive future annual reports and proxy statements electronically by enrolling at www.envisionreports.com/CAR. If you choose this option, you will receive a proxy form in April 2023 listing the website locations where proxy materials will be posted, and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your shares of Common Stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.
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How does a shareholder nominate someone to be a director?
Director nominations may be made by a shareholder so long as the qualifying shareholder follows the procedures outlined in the By-laws. Pursuant to the By-laws, for a nomination to be made by a shareholder, such shareholder must have given the proper notice within the specific time limits set forth in the relevant provision therein. For the 2023 annual meeting, the Company must receive this notice on or before February 24, 2023. Such notice and nomination should be submitted in writing to the Corporate Secretary of the Company and should include the information required for shareholder nominations set forth in the By-laws.
A copy of the full text of the provision of the By-laws describing the procedure for shareholder nominations may be accessed in the “Investor Relations—Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com. Nothing contained in any section of the Company’s website is incorporated by reference into this Proxy Statement.
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Proposals to Be Voted on at Meeting
Proposal No. 1
Election of Directors
The Board of Directors (the “Board”) has nominated Bernardo Hees, Jagdeep Pahwa, Anu Hariharan, Lynn Krominga, Glenn Lurie and Karthik Sarma to be elected at the 2022 Annual Meeting of Shareholders (the “Meeting”) to serve as directors for a one-year term ending at the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The nominations of Mr. Pahwa and Mr. Sarma are in accordance with the terms of the Third Amended and Restated Cooperation Agreement (as amended through the date hereof, the “Cooperation Agreement”), dated as of February 23, 2020, between the Company and SRS and certain of its affiliates.
Biographical Information for Nominees
The following material contains information concerning the Board’s nominees, including their period of service as a director, their recent employment, other directorships, including those held during the past five years with a public company or registered investment company, and age as of the Meeting.
BERNARDO HEES
Executive Chairman of the Board
Mr. Hees, age 52, has been a director since February 2020 and Executive Chairman since July 2020. Previously, Mr. Hees served as Chief Executive Officer of The Kraft Heinz Company from 2015 to June 2019. He served as Chief Executive Officer of H.J. Heinz Holding Corporation from 2013 until its merger with Kraft Foods Group in 2015. From 2010 to 2013, Mr. Hees served as Chief Executive Officer of Burger King Worldwide Holdings, Inc., a global fast food restaurant chain, and Burger King Worldwide, Inc. from 2012 to 2013. From 2005 to 2010, he was Chief Executive Officer of América Latina Logística, a Brazilian logistics company. Mr. Hees was also a partner at 3G Capital, a global investment firm, from 2010 to 2019. Mr. Hees is also a director of Bunge Limited, which files reports pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”).
Specific Qualifications, Attributes, Skills and Experience:
•	Chief Executive Officer experience
•	Public company board experience
•	International experience
•	Diverse personal background
JAGDEEP PAHWA
Vice Chairman of the Board
Mr. Pahwa, age 48, has been a director since April 2018 and Vice Chairman since February 2020. Mr. Pahwa has been the President of SRS Investment Management, LLC since 2017 and has led SRS’s private equity business since 2006. Previously, Mr. Pahwa worked at McKinsey & Company in the U.S. and India, where he led client engagements in the telecom, technology and real estate sectors. Prior thereto, Mr. Pahwa worked in the Mergers & Acquisitions group of Lehman Brothers in New York. Mr. Pahwa received a Bachelor of Technology from the Indian Institute of Technology, Delhi, and an M.S. from Princeton University and an M.B.A. from Harvard Business School.
Specific Qualifications, Attributes, Skills and Experience:
•	Financial and investment expertise
•	Advisory experience in business strategy and growth
•	Broad international experience and understanding of the technology sector
•	Diverse personal background
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ANU HARIHARAN
Board Committees: Audit
Ms. Hariharan, age 41, has been a director since January 2022. Ms. Hariharan is a Partner at Y Combinator’s Continuity Fund focused on growth stage investments, where she has led investments in Convoy, Brex, Gusto and Faire, among many others. Prior to joining Y Combinator in 2016, Ms. Hariharan was a Partner with the investment team at Andreessen Horowitz, from 2014 to 2016. Previously, Ms. Hariharan was a Principal with The Boston Consulting Group, from 2010 to 2014, and, prior to that, a senior software engineer with Qualcomm. Ms. Hariharan is a director of Altimeter Growth Corp. 2, a special purpose acquisition company listed on the New York Stock Exchange. Ms. Hariharan holds a B.E. from the National Institute of Technology Karnataka, an M.S. from Virginia Tech and an M.B.A. from The Wharton School at the University of Pennsylvania.
Specific Qualifications, Attributes, Skills and Experience:
•	Advisory experience in business strategy and growth
•	Investment and technology experience
•	Diverse personal background
LYNN KROMINGA
Board Committees: Audit, Compensation, Corporate Governance (Chair)
Ms. Krominga, age 71, has been a director since October 2006. Ms. Krominga is an attorney, management consultant and former senior executive of global businesses. Ms. Krominga has served on the boards of directors of public, private and not-for-profit companies, as well as advisory boards of start-up and early stage technology and personal care businesses in the U.S. and abroad. Since 1999, she has been a consultant to private equity, venture capital, hedge funds and angel investors, in which capacity she served in a number of operating and board roles, including Chief Executive Officer of Fashion Wire Daily, Inc.; director and audit committee member of AHAVA Dead Sea Laboratories, Ltd. (a global cosmeceuticals business); advisor to London-based Apax Partners for acquisitions in Israel and the United States; director of StructuredWeb, Inc; board of advisors of Makeover Studios, Inc.; General Manager-North America of Electric Fuel, Inc. (an early stage fuel cell-based technology business); and Internet Consultant for private websites in the U.S. and Europe. From 2007 until January 2013, Ms. Krominga served as a director of publicly traded Sunrise Senior Living, Inc., one of the world’s largest assisted living companies, with operations in the U.S., Canada, the U.K. and Germany. From March through November 2008, she served as Chairman of the Board of Sunrise Senior Living and as Lead Director thereafter until January 2013 (when the company was sold). She also served as Chairman of the Compensation Committee (2008-2011), and as a member of the Audit, Compensation and Governance Committees from 2007-2013. Ms. Krominga is the former President of the Revlon and Coleman Worldwide Licensing Divisions, and previously served as General Counsel and International Counsel for Revlon’s global operations. Prior to joining Revlon, she was Senior Counsel at American Express Company and an associate at Cleary, Gottlieb, Steen & Hamilton.
Specific Qualifications, Attributes, Skills and Experience:
•	Significant legal, governance, licensing, technology and regulatory expertise
•	International experience
•	Executive management experience and financial expertise
•	Diverse personal background
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GLENN LURIE
Board Committees: Audit (Chair), Compensation
Mr. Lurie, age 56, has been a director since May 2018. Mr. Lurie was the President and Chief Executive Officer of Synchronoss Technologies, Inc. from 2017 to 2020. Prior to joining Synchronoss, Mr. Lurie was employed by AT&T for 27+ years and was President and Chief Executive Officer of AT&T Mobility and Consumer Operations when he retired in September of 2017. Mr. Lurie helped usher in the smartphone era by leading negotiations for AT&T with Apple for the first iPhone and then for the first iPad. He built three groundbreaking businesses at AT&T: IoT (Internet of Things) business – bringing wireless connectivity to tablets, cars, connected cities and consumer electronics; Digital Life – AT&T’s home automation and security business; and the launch of Aio Wireless – now Cricket Wireless, the company’s industry-leading prepaid flanker brand. At AT&T, Mr. Lurie served in a variety of leadership roles, including as President and Chief Executive Officer of Mobility and Consumer Operations from 2016 to 2017, President and Chief Executive Officer of AT&T Mobility from 2014 to 2016, President of Emerging Enterprises and Partnerships Organization from 2011 to 2014 and President of Emerging Devices Organization (now IoT Organization) from 2008 to 2011. Mr. Lurie previously served as a director of Synchronoss, which files reports pursuant to the Exchange Act. Mr. Lurie also serves as a director of Teal Communications, a global eSIM and IoT connectivity platform provider; Blue Link Wireless, an AT&T Authorized Dealer and service provider; and Pivotal Commware, Inc., which develops 5G network platforms, services and applications.
Specific Qualifications, Attributes, Skills and Experience:
•	Chief Executive Officer experience
•	Technology, operations, strategy, and business development experience
•	Public company board experience
KARTHIK SARMA
Board Committees: Compensation (Chair), Corporate Governance
Mr. Sarma, age 47, has been a director since May 2020. Mr. Sarma is the Managing Partner at SRS, which he founded in 2006. Prior to founding SRS, Mr. Sarma was a Managing Director at Tiger Global Management, LLC, which he joined within a few months of its launch in 2001. Prior to joining Tiger Global, Mr. Sarma worked as a consultant at McKinsey & Company in its New York office. Mr. Sarma received a Bachelor of Technology from the Indian Institute of Technology, Chennai and an M.S. from Princeton University.
Specific Qualifications, Attributes, Skills and Experience:
•	Experience in the technology sector
•	Financial and investment expertise
•	Experience providing strategic and operational advice
•	Diverse personal background
Director Nomination Process
For additional information regarding the director nomination process, please see the section titled “Director Nomination Procedures” on page 13 of this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES.
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Corporate Governance
Functions and Meetings of the Board of Directors
The Company’s corporate governance guidelines, director independence criteria, committee charters, codes of conduct and other documents setting forth the Company’s corporate governance practices can be accessed in the “Investor Relations-Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com.
Director Independence
To determine director independence, our Board of Directors reviews, among other things, commercial and charitable relationships of each director to evaluate such director’s independence in accordance with the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) and pursuant to our own director independence criteria, which are consistent with Nasdaq listing standards and can be accessed on our website at www.avisbudgetgroup.com. In conducting its review, the Board of Directors considers a number of factors, including the director’s and his or her family members’ relationships with the Company and its subsidiaries, affiliates, executive officers and auditors and his or her relationships with foundations, universities and other non-profit organizations to which the Company has made a certain level of contributions during the past three years.
Independent Nominees
After evaluating the factors described above, the Board of Directors has affirmatively determined that each of the following director nominees is independent in accordance with Nasdaq rules and our own director independence criteria.
Lynn Krominga	Karthik Sarma
Glenn Lurie	Anu Hariharan
The Board has determined that Mr. Hees is not independent because of his status as Executive Chairman of the Board and that Mr. Pahwa is not independent because his brother-in-law is a partner at Deloitte Haskins & Sells LLP, which is affiliated with Deloitte & Touche, LLP, our independent auditor. All of the directors currently serving on our Corporate Governance Committee, Compensation Committee, and Audit Committee are independent based upon Nasdaq corporate governance listing standards and our own director independence criteria.
Board Leadership Structure
Our current Board leadership structure consists of:
•	Executive Chairman of the Board: Bernardo Hees;
•	Vice Chairman of the Board: Jagdeep Pahwa; and
•	Fully independent Compensation, Corporate Governance and Audit Committees.
The Board of Directors is responsible for establishing and maintaining the most effective leadership structure for the Company. The Board regularly reviews its leadership structure to determine the most appropriate arrangement. The Board, which is comprised of individuals who have extensive experience with board processes, has determined that the current leadership structure, as described above, best serves the Company and its shareholders at this time.
The roles of Chief Executive Officer and Chairman were separated in 2015. Mr. Hees was named Executive Chairman of the Board in July 2020, after having joined the Board as independent Board Chair in February 2020. Under the Company’s by-laws, the Board may elect one or more Vice Chairmen to preside at Board and stockholder meetings, in the absence of the Chairman of the Board, and to perform such other duties as may be delegated by the Board. The Board believes that Board leadership is enhanced by the appointment of a Vice Chairman, and appointed Mr. Pahwa as Vice Chairman in February 2020.
To maintain flexibility in carrying out its responsibility with respect to leadership structure, the Board does not currently have a requirement that the roles of Chief Executive Officer and Chairman of the Board be separated, or if separated, that the Chairman be independent. Under the Company’s corporate governance guidelines, if the Chairman of the Board is not an independent director, the Board may, but is not required to, designate an independent lead director. The Board believes it is in the best interest of our Company to make these determinations based on the position and direction of our Company and the constitution of the Board and management team from time to time.
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Risk Management and Risk Assessment
Management is responsible for assessing risk and for day-to-day risk management activities. The Board executes its oversight responsibility for risk assessment and risk management, acting directly and through its Committees, as follows:
Board/Committee	Responsibility/Role
Audit Committee
• Assists in the Board’s oversight of the Company’s:
 ► Major financial risk exposures and the steps management has undertaken to control such risks.

 ► Risks associated with information technology and cybersecurity, and the Audit Committee receives regular quarterly reports on these matters from the Company’s Chief Information Officer.

 ► Compliance with legal and regulatory requirements.

Compensation Committee	• Oversees risks associated with our compensation policies and practices with respect to executive compensation.
Corporate Governance Committee	• Oversees risks associated with corporate governance, including ESG risks.
Full Board
• Receives reports from the Committees at every regular Board meeting.

• Considers specific risk topics.

• Receives regular reports from members of senior management that include discussion of the risks and exposures involved in their respective areas of responsibility. Such reports are provided in connection with and discussed at Board meetings.

Management annually reviews the Company’s compensation policies and practices for employees generally as they relate to risk management. As part of this process, management reviews the Company’s incentive compensation programs applicable to all employees with the Compensation Committee and the compensation consultant engaged by the Compensation Committee to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking. In the course of such review, mitigating features of the Company’s incentive compensation programs are considered, including: (1) the Company’s recoupment policies; (2) that virtually all of the Company’s annual incentive programs allow for “downward discretion,” which permits the Company to reduce incentive compensation payouts; and (3) that executive officers are subject to share ownership and retention guidelines. As a result of this process, the Company has determined that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Communicating with the Board of Directors
Shareholders and other interested parties may send communications directly to the Board of Directors by writing to the Board of Directors, c/o the Corporate Secretary, Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054. In addition, all parties interested in communicating directly with the Chairman of the Board or with any other independent director may do so by writing to Avis Budget Group, Inc. at the same address, Attention: Chairman of the Board, c/o the Corporate Secretary, via e-mail at chairman@avisbudget.com, or by using the form available in the “Contact the Board” section of the Company’s website at www.avisbudgetgroup.com. The Chairman is responsible for reviewing and distributing all interested parties’ communications received to the intended recipients and/or to the full Board of Directors, as appropriate.
Codes of Conduct
The Board of Directors has adopted a code of conduct that applies to all officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Board of Directors has also adopted a code of business conduct and ethics for directors. Both codes of conduct are available in the “Investor Relations—Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com. The purpose of these codes of conduct is to
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promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and to promote compliance with all applicable rules and regulations that apply to the Company and its officers and directors.
Board of Directors Meetings
The Board of Directors held seven meetings during 2021. In 2021, all directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served during such director’s period of service. We expect all directors to attend each regularly scheduled Board of Directors meeting. All directors are welcome to attend the Company’s annual meeting of shareholders, and while there is no formal policy regarding attendance at annual meetings, we encourage at least one representative of each of the Audit Committee, Compensation Committee and Corporate Governance Committee to be present at each annual meeting. The 2021 Annual Meeting of Shareholders was attended by three of our director nominees.
Committees of the Board of Directors
The standing committees of the Board include the Audit Committee, the Compensation Committee and the Corporate Governance Committee.
Name	Audit	Compensation	Corporate Governance
Bernardo Hees
Anu Hariharan	✔
Lynn Krominga	✔	✔	Chair
Glenn Lurie	Chair	✔
Jagdeep Pahwa
Karthik Sarma		Chair	✔
Committee Meetings Held in 2021	4	4	4
The charters of each of the Audit, Compensation and Corporate Governance Committees, respectively, can be found in the “Investor Relations-Corporate Governance” section of the Company’s website at www.avisbudgetgroup.com.
Audit Committee
The Audit Committee assists in the Board’s oversight of:
•	the integrity of the Company’s consolidated financial statements;
•	the Company’s independent auditors’ qualifications and independence;
•	the performance of the Company’s independent auditors and the Company’s internal audit function;
•	the Company’s compliance with legal and regulatory requirements;
•	the Company’s systems of disclosure controls and procedures, and internal controls over financial reporting; and
•	the Company’s major financial risk exposures and the steps management has undertaken to control such risks.
The Board of Directors has determined that all members of the Audit Committee are independent directors under the Company’s Director Independence Criteria and within the meaning of applicable Nasdaq rules, and that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board of Directors has determined that each of Mr. Lurie and Ms. Krominga qualifies as an “audit committee financial expert” as defined by the rules of the SEC and satisfies Nasdaq’s “financial sophistication” requirement.
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Compensation Committee
The Compensation Committee assists in the Board’s oversight of the Company’s compensation policies and programs by:
•	reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and determining and approving the Chief Executive Officer’s compensation;
•	reviewing and approving individual elements of total compensation for our other executive officers;
•	reviewing and approving our annual and long-term incentive compensation programs and plans;
•	reviewing and approving all stock option and other equity awards;
•	assessing the results of the Company’s most recent advisory vote on executive compensation; and
•	evaluating whether compensation arrangements for executive officers incentivize unnecessary risk-taking.
We refer you to “Executive Compensation” below for additional information regarding the Compensation Committee’s processes and procedures.
The Board of Directors has determined that each member of the Compensation Committee is an independent director in accordance with Nasdaq rules and the Company’s Director Independence Criteria and a non-employee director for purposes of Section 16 of the Exchange Act.
Corporate Governance Committee
General
The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board of Directors appropriate director nominee candidates and providing oversight with respect to corporate governance matters. The Board of Directors has determined that each of the current members of the Corporate Governance Committee qualifies as an independent director under applicable Nasdaq rules and the Company’s Director Independence Criteria.
Director Nomination Procedures
The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of members of the Board of Directors. Nominees for director positions are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to the duties associated with being a member of the Board of Directors.
The Corporate Governance Committee will consider written proposals from shareholders for candidates to be nominees for director positions. In considering candidates submitted by shareholders, the Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. Any such proposal should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary of the Company, at Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054, and should include the following: (a) the name of the shareholder and evidence of such shareholder’s beneficial ownership of the shares of Common Stock, including the number of shares of Common Stock beneficially owned and the length of time of such beneficial ownership; and (b) the name of the candidate, such candidate’s resume or a listing of his or her qualifications to be a director of the Company and such candidate’s consent to be named as a director, if selected by the Corporate Governance Committee, nominated by the Board of Directors and elected. The written proposal should be submitted in the time frame and consistent with the requirements described in the Company’s By-laws and under the caption “Shareholder Proposals for 2023 Annual Meeting” below.
The Corporate Governance Committee’s process for identifying and evaluating candidates to be nominees to the Board of Directors is typically initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board of Directors and, if the Corporate Governance Committee deems appropriate, a third-party search firm which would help the Board to identify candidates. As part of the search process, the Corporate Governance Committee includes women and historically underrepresented candidates in the pool of candidates and instructs any search firm the Committee engages to do so (often called a “Rooney Rule”). These candidates are evaluated by the Corporate Governance Committee by reviewing such candidates’ biographical information and qualifications and checking the candidates’ references. The Corporate Governance Committee evaluates whether the candidate is qualified to serve as a director and whether the Corporate Governance Committee should recommend to the
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Board of Directors that the Board nominate the candidate or elect the candidate to fill a vacancy on the Board of Directors. Candidates recommended by the Corporate Governance Committee are presented to the Board of Directors for selection as nominees to be presented for the approval of the shareholders or for election to fill a vacancy.
In general, the Corporate Governance Committee expects that a similar evaluation process would be used to evaluate director candidates recommended by shareholders.
Diversity
As set forth in its charter and the Company’s corporate governance guidelines, the Corporate Governance Committee believes it is important that nominees for the Board represent diverse viewpoints and backgrounds. The Corporate Governance Committee is committed to advancing Board diversity, defined to include differences of viewpoint, professional experience, education, skill, race, gender and national origin. The Company’s corporate governance guidelines affirm the Committee’s commitment to diversity to include, and shall have any search firm it engages include, women and historically underrepresented candidates in the pool from which the Corporate Governance Committee selects director candidates. The Corporate Governance Committee implements that policy by actively considering diversity in the mix of qualifications, experience, attributes or skills included in its process of identifying and evaluating candidates to be nominees to the Board in accordance with its charter. The Company believes that its nominees further its commitment to enhancing diversity at the Board level.
Board Diversity Matrix as of April 8, 2022
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	2	4	0	0
Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	2	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	1	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

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Oversight of Environmental, Social and Governance (“ESG”) Matters
The Board and our management recognize the importance of oversight of ESG matters. Oversight responsibilities of the Corporate Governance Committee for ESG matters for the Company are memorialized in the Committee’s charter to specify its responsibility to:
•	review and discuss emerging best practices, trends and key issues related to ESG matters; and
•	oversee the Company’s strategy and governance of ESG matters and to advise the Board on such matters.
The Corporate Governance Committee also oversees the Company’s risks and disclosures related to ESG and annual ESG reporting, which cover matters such as the environment, human rights, labor, health and safety, workforce diversity, supply chain, governance and similar matters affecting our stakeholders, and causes a briefing on ESG matters to be provided to the Board on at least an annual basis.
In addition, the Corporate Governance Committee conducts periodic reviews of the Company’s programs, policies and procedures in the area of ESG. This includes, among other things, directing senior management to report to the Corporate Governance Committee, on a periodic basis, assessments and progress against both longer- and shorter-term key objectives, metrics and program enhancements set by senior management and reviewed by the Committee.
Succession Planning
The Board of Directors is responsible for the development, implementation and periodic review of a succession plan for the Chief Executive Officer and for overseeing the development, implementation and periodic review of a succession plan for senior executives. Our Board of Directors believes that effective succession planning and talent management and development play a critical role in safeguarding business capabilities, developing strong leadership quality and executive bench strength, and optimizing overall business development, operating performance, profitability and shareholder value.
The Board of Directors views succession planning as an ongoing process and will continue its review of available talent, both internal and external, to ensure the uninterrupted strength of the entire management team. In order to ensure that qualified candidates are available for senior executive positions, the Board of Directors oversees the development of internal candidates, maintenance of talent development plans to strengthen the skills and qualifications of such candidates and is responsible, if necessary, for the identification of suitable external successor candidates. The Board of Directors also maintains an “emergency” succession plan in the event of an unexpected disability or inability of any of our senior executives to perform his or her duties.
Related Person Transactions
The Company has adopted written procedures for the review, approval or ratification of transactions with related persons that apply to any transaction, arrangement or relationship in which:
•	the Company (including any of its subsidiaries) was, is or will be a participant; and
•
any related person (i.e., a director, executive officer, director nominee, or any greater than 5% beneficial owner, or any immediate family member of the foregoing, or any entity in which any of the foregoing persons is employed, or is a partner, principal or in a similar position, or has any greater than 5% beneficial interest) had, has or will have a direct or indirect interest.

Under the Company’s related persons policy, transactions with related persons are reviewed in advance by the General Counsel, Chief Compliance Officer and Corporate Secretary of the Company, or in certain circumstances, as soon as possible thereafter. If it is determined by such officer that the transaction is a related person transaction and the amount involved exceeds $120,000:
•	The transaction will be submitted for review to the Audit Committee, or, under certain circumstances, to the Chairman of the Audit Committee.
•	The Audit Committee or its Chairman will then consider all relevant facts and circumstances available.
•	The Audit Committee or its Chairman will approve only those transactions, determined in good faith to be in, or not inconsistent with, the best interests of the Company and its shareholders.
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Additionally, under certain circumstances, the General Counsel or Chairman of the Audit Committee may recommend that the independent members of the Board consider the advisability of a related person transaction. The Audit Committee reviews on an annual basis contributions by the Company in excess of $1,000, in the aggregate (other than contributions made pursuant to the Company’s matching contribution program for employees and directors), to a charitable organization at which a related person is actively involved with fund-raising or serves as a director, trustee or in a similar capacity.
For the period since the beginning of the Company’s last fiscal year, the Company had one related person transaction that required disclosure under SEC rules. In August 2021, SRS Mobility Ventures, LLC acquired a 33 1/3% Class A Membership Interest in one of our subsidiaries at fair value of $37.5 million. SRS Mobility Ventures, LLC is an affiliate of our largest shareholder, SRS Investment Management, LLC.
Shareholder Engagement
We regularly conduct engagement and outreach efforts in order to communicate with existing and prospective shareholders, lenders, research analysts, rating agencies, governance firms and others. In 2021, our key engagement activities included numerous group and one-on-one investor meetings, conference calls accessible to all shareholders following each of our quarterly earnings releases, presentations at various investor conferences, and our 2021 Annual Meeting of Shareholders. Members of management, in addition to our Chief Executive Officer and Chief Financial Officer, participated in these activities, each of which contained opportunities for shareholders and other constituents to provide feedback to management. We value the input and insights of our shareholders and are committed to continued engagement with investors. Key topics of focus in 2021 included our strategy and results as well as travel and industry trends in light of developments with respect to emerging from the pandemic.
From time to time, certain of our independent Board members attend investor meetings, in addition to attending the Annual Meeting of Shareholders.
Our investor relations department is the key point of contact for shareholder interaction with the Company. Shareholders and other interested parties may access investor information about our Company through our website at www.avisbudgetgroup.com. The investor relations department coordinates institutional investor meetings with management, appearances at investor conferences and our quarterly earnings calls. We consider shareholder requests to meet with members of our Board of Directors on a case-by-case basis.
Stock Ownership
Equity Compensation Plan Information
The following table provides information about shares of our Common Stock that may be issued upon the exercise of options and restricted stock units under all of our existing equity compensation plans as of December 31, 2021.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, Rights and Restricted Stock Units (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Excludes Restricted Stock Units) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (b)
Equity compensation plans approved by security holders	1,627,189	$—	4,347,884
Equity compensation plans not approved by security holders	—	$—	—
Total	1,627,189	$—	4,347,884
(a)	Includes awards granted under the Amended and Restated Equity and Incentive Plan, which plan was approved by stockholders.
(b)	Represents 4,347,884 shares available for issuance under the Amended and Restated Equity and Incentive Plan.
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Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding beneficial ownership of shares of Common Stock as of March 15, 2022, by (i) each person who is known by us to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors and each of its named executive officers, and (iii) all of the Company’s directors, nominees and current executive officers, as a group.
Name of Beneficial Owner	Total Amount of Shares Beneficially Owned(1)	Percent of Common Stock Owned(2)	Of the Total Number of Shares Beneficially Owned, Shares which May be Acquired within 60 Days(3)
Principal Shareholders:**
SRS Investment Management, LLC(4) One Bryant Park, 39th Floor New York, NY 10036	18,430,882	35.7%	—
FMR LLC(5) 245 Summer Street Boston, Massachusetts 02210	7,730,957	15.0%	—
BlackRock, Inc.(6) 55 East 52nd Street New York, NY 10055	4,684,345	9.1%	—
Nomura Holdings, Inc.(7) 13-1, Nohonbashi 1-chome Chuo-ku, Tokyo 103-8645, Japan	3,603,352	7.0%	—
Vanguard Group, Inc.(8) 100 Vanguard Blvd. Malvern, PA 19355	3,572,506	6.9%	—
Directors, Nominees and Named Executive Officers:
Bernardo Hees	397,667	*	1,525
Anu Hariharan	154	*	154
Lynn Krominga	16,147	*	16,147
Glenn Lurie	12,590	*	11,116
Jagdeep Pahwa	—	*	—
Karthik Sarma(9)	18,430,882	35.7%	—
Joseph A. Ferraro	188,785	*	—
Brian J. Choi	52,585	*	—
Veresh Sita	5,490	*	—
Patrick “Keith” Rankin	22,918	*	—
All Directors, Nominees and Executive Officers as a group (14 persons)(10)	19,221,702	37.3%	28,942
*	Amount represents less than 1% of outstanding Common Stock.
**	Information is based upon the assumption that there was no change in the beneficial ownership of such shares of Common Stock from the publicly filed information through March 15, 2022.
(1)
Shares beneficially owned include (i) direct and indirect ownership of shares, (ii) restricted stock units held by executive officers that may vest within 60 days of March 15, 2022, and (iii) restricted stock units held by directors that may be settled within 60 days of March 15, 2022.

(2)	Based on 51,580,919 shares of Common Stock outstanding on March 15, 2022.
(3)
Includes (i) restricted stock units held by executive officers that may vest within 60 days of March 15, 2022 and (ii) restricted stock units held by directors that may be settled within 60 days of March 15, 2022.

(4)
Reflects beneficial ownership of 18,430,882 shares of Common Stock by SRS and Karthik R. Sarma (the “Reporting Persons”), as derived solely from information reported on Schedule 13D/A under the Exchange Act, as filed with the SEC on March 18, 2022. Such Schedule 13D/A indicates that SRS and Mr. Sarma share voting and dispositive power over the shares of Common Stock. SRS serves as investment manager to certain investment funds (the "Funds") and has investment discretion with respect to the shares of Common Stock held by the Funds. SRS Investment Management, LP ("SRS IM") is the managing member of SRS. SRS Investment Management GP, LLC ("SRS IM GP") is the general partner of SRS IM. Mr. Sarma is the managing member and principal of SRS IM GP. In such capacities, Mr. Sarma and SRS may be deemed to have voting and dispositive power with respect to the shares of Common Stock held for the Funds. The Reporting Persons have economic exposure to, and may be deemed to beneficially own, an additional 8,010,844 notional shares of Common Stock pursuant to cash-settled equity swaps, as derived solely from information reported on such Schedule 13D/A. Such notional shares represent approximately 15.5% of the shares of Common Stock outstanding on March 15, 2022. Such Schedule 13D/A indicates that the Reporting Persons do not have voting power or dispositive power with respect to the shares referenced in such swaps, and disclaim beneficial ownership of the shares underlying such swaps.

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(5)
Reflects beneficial ownership of 7,730,957 shares of Common Stock by FMR LLC (“FMR”), as derived solely from information in a Schedule 13G/A under the Exchange Act, filed with the SEC on February 9, 2022. Such Schedule 13G/A indicates that FMR has sole voting power over 3,239,206 shares of Common Stock and sole dispositive power over 7,730,957 shares of Common Stock.

(6)
Reflects beneficial ownership of 4,684,345 shares of Common Stock by BlackRock, Inc. (“BlackRock”), as derived solely from information in a Schedule 13G/A under the Exchange Act, filed with the SEC on February 1, 2022. Such Schedule 13G/A indicates that BlackRock has sole voting power over 4,571,426 shares of Common Stock and sole dispositive power over 4,684,345 shares of Common Stock.

(7)
Reflects beneficial ownership of 3,603,352 shares of Common Stock by Nomura Holdings, Inc. and Nomura Global Financial Products, Inc. (“Nomura”), as derived solely from information in a Schedule 13G/A under the Exchange Act, filed with the SEC on February 14, 2022. Such Schedule 13G/A indicates that Nomura has shared voting and shared dispositive power over 3,603,352 shares of Common Stock.

(8)
Reflects beneficial ownership of 3,572,506 shares of Common Stock by The Vanguard Group, Inc., as derived solely from information reported in a Schedule 13G/A under the Exchange Act, filed with the SEC on February 9, 2022. Such Schedule 13G/A indicates that The Vanguard Group, Inc. has shared voting power over 35,226 shares of Common Stock, sole dispositive power over 3,497,852 shares of Common Stock, and shared dispositive power over 74,654 shares of Common Stock.

(9)
Reflects shared beneficial ownership of 18,430,882 shares of Common Stock by SRS and Mr. Sarma, as described above in footnote (4). All of these shares are included in the 19,221,702 shares of Common Stock deemed to be beneficially owned by all directors, nominees and executive officers as a group.

(10)	Represents 27,417 restricted stock units held by non-employee directors and 1,525 restricted stock units held by Mr. Hees that may be settled within 60 days of March 15, 2022.
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Executive Officers
Executive officers of the Company are set forth below. Each executive officer is appointed to hold office at the discretion of the Board of Directors and may be removed at any time by the Board of Directors with or without cause. Of our nine executive officers, approximately 67% are women and/or individuals from historically underrepresented groups.
Name	Offices or Positions To be Held
Bernardo Hees	Executive Chairman of the Board
Joseph A. Ferraro	President and Chief Executive Officer
Brian J. Choi	Executive Vice President and Chief Financial Officer
Patrick “Keith” Rankin	President, International
Izilda P. Martins	Executive Vice President, Americas
Edward P. Linnen	Executive Vice President, Chief Human Resources Officer
Veresh Sita	Executive Vice President, Chief Digital and Innovation Officer
Jean M. Sera	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Cathleen DeGenova	Vice President and Chief Accounting Officer
Biographical information for our Executive Chairman is set forth above under “Board of Directors—Biographical Information for Nominees.” Biographical information for all other present executive officers is set forth below.
Name	Biographical Information
Joseph A. Ferraro
Mr. Ferraro, age 65, was appointed President and Chief Executive Officer in June 2020. Previously, Mr. Ferraro held various executive roles with the Company, including Interim President and Chief Executive Officer from January 2020 through June 2020, President, Americas from January 2015 through December 2019 and Senior Vice President, North America Operations from October 2011 to December 2014. Mr. Ferraro joined the Company in 1979, and served in various positions of increasing responsibility in the Company’s North American operations.

Brian J. Choi
Mr. Choi, age 39, was appointed Executive Vice President and Chief Financial Officer in August 2020. Previously, Mr. Choi served on the Board of Directors of the Company from January 2016 through August 2020. Prior to joining the Company, Mr. Choi was a partner at SRS and served in various roles at SRS since October 2008. Previously, Mr. Choi worked at Metalmark Capital from 2007 to 2008 and he also served as an analyst in the Leveraged Finance Group at Lehman Brothers from 2005 to 2007.

Keith Rankin
Mr. Rankin, age 52, has been President of International since June 2019. Prior to joining the Company, Mr. Rankin held the position of Chief Executive Officer for the automotive division of Barloworld in South Africa from March 2015. Barloworld is a distributor of leading global brands, providing integrated rental, fleet management, product support and logistics solutions, and a licensee partner of Avis Budget Group. Mr. Rankin began his career with Avis in South Africa in 1998 and was appointed Chief Executive of Avis Car Rental Southern Africa in 2004. In 2007, he was appointed Chief Executive Officer of car rental, part of Barloworld’s automotive division that included Barloworld’s southern Africa and Scandinavian car rental operations.

Izilda P. Martins
Ms. Martins, age 50, was appointed Executive Vice President, Americas in June 2020, after assuming the responsibilities associated with this role on an interim basis in January 2020. Previously, Ms. Martins held various strategic and financial roles with the Company, including Senior Vice President and Chief Financial Officer, Americas from May 2014 through December 2019, Senior Vice President and Acting Chief Accounting Officer from November 2010 through May 2014, and Vice President of Tax from August 2006 through November 2010. Ms. Martins was Director of Tax Planning and Mergers & Acquisitions of Cendant Corporation (as the Company was formerly known) from November 2004 through August 2006. Prior to joining the Company, Ms. Martins was associated with Deloitte & Touche LLP for seven years.

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Edward P. Linnen
Mr. Linnen, age 52, has been Executive Vice President, Chief Human Resources Officer since January 2015. Previously, Mr. Linnen held the title of Senior Vice President, Chief Human Resources Officer from February 2013 until January 2015, and Senior Vice President, Human Resources for North America from October 2011 to February 2013. Mr. Linnen joined the Company in 2001, and served in several positions in the Company’s human resources function, including as Vice President, Labor Relations & International Human Resources, Vice President, Domestic Human Resources, and Field Human Resources Director. Prior to joining the Company, Mr. Linnen served in various positions within human resources at Kraft Foods Inc. and Nabisco, Inc.

Veresh Sita
Mr. Sita, age 49, was appointed Executive Vice President, Chief Digital and Innovation Officer, in March 2021. Prior to joining the Company, Mr. Sita held the position of Chief Digital Information Officer for F5 Networks, where he was responsible for leading F5’s enterprise digital strategy, since 2019. Prior to that time, Mr. Sita was Senior Vice President, Global Head of Strategic Consulting at WeWork from 2017 to 2019, Chief Digital Officer at Emaar Properties from 2016 to 2017, Chief Information Officer at Alaska Airlines from 2014 to 2016 and Chief Digital Officer at Colliers International from 2008 to 2014.

Jean M. Sera
Ms. Sera, age 52, has been Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary since March 2020. Ms. Sera held the title of Senior Vice President, Corporate Secretary and Global Programs from August 2016 to March 2020, and the title of Senior Vice President and Corporate Secretary from August 2006 to August 2016. Ms. Sera was a member of the Legal Department of Cendant Corporation (as the Company was formerly known) from January 2002 to August 2006, where she held roles of increasing responsibility, including Vice President and Group Vice President. Prior to joining the Company, Ms. Sera was an associate with the law firm of Shearman & Sterling LLP.

Cathleen DeGenova
Ms. DeGenova, age 60, has been Vice President and Chief Accounting Officer since August 2019. Previously, Ms. DeGenova held the title of Vice President of the Company overseeing External Reporting and Technical Accounting since April 2018. Ms. DeGenova previously held the title of Director of External Reporting & Technical Accounting from June 2013, when she joined the Company. Prior to joining the Company, Ms. DeGenova held similar roles at Zipcar, Inc., which the Company acquired in 2013, Charles River Labs and Millipore, and was an accountant with Ernst & Young. Ms. DeGenova is a Certified Public Accountant.

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Executive Compensation
Compensation Discussion and Analysis
We refer you to our 2021 Annual Report for additional information regarding our financial information discussed below. When we refer to “the Committee” in this “Executive Compensation” section, we are referring to the Compensation Committee.
Executive Summary
Company Performance
In 2021, the impact to our business from the COVID-19 global pandemic subsided and our revenue increased significantly totaling approximately $9.3 billion, a 72% increase compared to 2020. For 2021, net income was $1.3 billion and Adjusted EBITDA was $2.4 billion, which was the highest annual Adjusted EBITDA in our Company’s history. In 2021, we also returned capital to our shareholders through the repurchase of $1.4 billion of our Common Stock, resulting in the repurchase of 14.3 million shares. Our closing stock price on December 31, 2021 of $207.37 reflected a significant increase compared to our closing stock price on December 31, 2020 of $37.30.

Strategy
As travel demand continues to normalize, we expect our strategy for 2022 to drive a lower cost structure over the long term while maximizing revenue opportunities through continued focus on cost, revenue growth and investment.
•	By designing new processes and implementing new systems, we seek to provide enhanced visibility and accountability for fixed and variable costs in our operations.
•	By focusing on fleet acquisition, the customer experience, contract signings with corporate accounts and partnerships, we seek to increase our revenue.
•
Investments in 2022 are expected to allow us to maximize our infrastructure to further revenue growth and cost efficiencies, and are expected to include investments in our systems, operations, customer experience and electric vehicle capabilities.

Compensation Practices
We believe that our compensation programs reflect sound practices, such as:
•	executive stock ownership guidelines with significant share ownership requirements;
•	an executive compensation recoupment (or “clawback”) policy;
•	a policy prohibiting executives from entering into speculative (or hedging) transactions in our securities;
•	no excise tax gross-up or single-trigger change-in-control provisions; and
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•	no tax gross-ups on executive perquisites except for relocation and expatriate benefits per the Company’s standard practices.
2021 Compensation for our Named Executive Officers
Compensation paid to our named executive officers (“NEOs”) for 2021 increased compared to 2020, primarily driven by the Company’s financial performance for the year, which resulted in above-target payouts under the 2021 annual incentive program. The increase in compensation for our CEO also resulted from an increase in the long-term incentive award granted to him in 2021. The increased award was approved by the Committee in early 2021 based on a market review as well as his performance during 2020, the first year of his tenure.

CEO Compensation for Two-Year Tenure

($ in millions)

Two-Year Total Shareholder Return
534%
10
9
8
7
6
5
4
3
2
1
0
$4.9
$8.6
2020
2021

A summary of 2021 compensation highlights are set forth below.
General
• No increases were approved to base salaries in light of impacts to the Company’s business from the pandemic.
• No discretionary adjustments were made to any incentive program as a result of pandemic impacts to the Company’s business.

Annual Incentive Program
• Actual payouts, as a percentage of target payout opportunity, ranged from 125%-149% driven by financial and individual performance.
• The maximum possible payout level of 125% of target for our CEO, and 150% of target for our other NEOs who participated in the program, reflected a decrease from the 2020 program of 200% of target.
• An enhanced individual component was introduced comprised primarily of quantitative financial and operational metrics with measurable targets utilizing a new “scorecard” approach. Payouts under this component are:
○ subject to attainment of threshold Adjusted EBITDA goals and fixed cost goals; and
○ capped at 100% of target based on the scorecard results, but modified by 50%-150% depending on attainment of pre-set Adjusted EBITDA goals.

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Long-Term Incentive Program (“LTIP”)
• In light of pandemic impacts to the Company’s results for 2020, performance-based restricted stock unit (“PSU”) awards scheduled to vest in early 2021 based on performance through 2020 were forfeited without payout.
• Due to our strong 2021 financial results, PSUs granted in 2019 vested in 2022 at the maximum level, and PSUs granted in 2020 and 2021 are expected to vest in 2023 and 2024, respectively.
• Given significant uncertainty as to when pandemic impacts to the Company’s business would subside, changes were made to the 2021 LTIP compared to the 2020 LTIP, including:
○ to allow for a challenging Adjusted EBITDA goal to be achieved in any year in the three-year performance period (although we are returning to cumulative performance over a three-year period in the 2022 LTIP awards);
○ reducing the maximum payout level from 200% to 150% of target;
○ making our CEO, Executive Chairman and CFO ineligible for vesting if results were below target; and
○ capping our Executive Chairman’s vesting at target.

Perquisites and Benefits
• The group excess liability umbrella insurance perquisite was discontinued.
• For executives hired after December 31, 2021, the financial planning services, and auto use or allowance perquisites will no longer be provided.

Our Named Executive Officers
This discussion addresses executive compensation in 2021 for our NEOs, who are:
•	Bernardo Hees – our Executive Chairman of the Board (our “Executive Chairman”).
•	Joseph A. Ferraro – our President and Chief Executive Officer (our “CEO”).
•	Brian J. Choi – our Executive Vice President and Chief Financial Officer (our “CFO”).
•	Veresh Sita – our Executive Vice President and Chief Digital and Innovation Officer (our “Chief Digital Officer”), effective March 15, 2021.
•	Patrick “Keith” Rankin – our President, International (our “President, International”).
Compensation for our NEOs is typically comprised of the following components, each of which is designed to provide competitive compensation to attract and retain a highly qualified executive team:
Component	Function and Objective
Base Salary	Paid in cash, provides a fixed form of annual compensation for the performance of primary responsibilities consistent with each executive’s experience and role.
Annual Incentive Awards
Comprised of annual cash incentive opportunities that are performance-based, compensate executives subject to achieving specific annual financial goals and individual goals, which are based primarily on quantitative financial and operational metrics with measurable targets utilizing a “scorecard” approach.

Long-Term Incentive Awards
Designed to align a significant component of executive compensation with shareholder interests, provide an incentive for executives to stay with the Company and achieve appropriately challenging long-range performance goals, and allow executives to share in the value created for the Company’s shareholders.

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Component	Function and Objective
Other Compensation
• We provide certain health, life insurance, disability and retirement benefits as part of our broad-based employee benefits program. Retirement benefits for our NEOs (other than our CEO) are limited to (i) deferrals under the executive deferred compensation plan, which the Company matches up to a maximum of 6% of base salary and annual incentive, and/or (ii) participation in our 401(k) plan.

• Other executive benefits and perquisites for current NEOs include auto use and financial planning services. However, auto use and financial services will not be provided to executives who join the Company after December 31, 2021. Our CEO is also provided with agreed-upon limited personal use of Company-leased aircraft services.

Analysis of 2021 Pay Decisions
Compensation Philosophy
In 2021, “pay-for-performance” continued to be a fundamental tenet of our compensation philosophy, which includes rewarding attainment of appropriately challenging financial and individual performance goals and aligning our executives’ objectives with our shareholders’ interests, while ensuring that the Company’s executive compensation programs are designed to attract and retain a high-caliber leadership team. Specific changes made to our 2021 program to strengthen the pay-for-performance link are described below.
Base Salaries for our Named Executive Officers
Salaries for NEOs are typically approved early in each year based on factors such as:
•	reasonable comparability with the Peer Group and Survey Data (as described under “Consideration of Peer Groups and Survey Data”);
•	individual and Company performance; and
•	each NEO’s responsibilities, capabilities and skills, commitment to our business, leadership and drive to add value.
For 2021, as a result of the Company’s financial performance in 2020, which was significantly impacted by the pandemic, the Committee approved no base salary increases from the amounts in place at the end of the year after reinstatement from the temporary pandemic-related decreases during 2020. Base salaries for our Executive Chairman, our CEO and our CFO were approved in 2020 in connection with their respective new appointments. For our Chief Digital Officer, in connection with his appointment in 2021, the Committee approved a base salary of $500,000 following a market review.
Annual Incentive Awards
2021 AIP
For 2021, the Committee approved an annual incentive program (the “2021 AIP”) in which all of our executive officers participated other than our Executive Chairman. Target payout opportunity as a percentage of base salary was 200% for our CEO and 100% for our other NEOs. Total payout opportunity ranged from 50% to 125% of target for our CEO and 50% to 150% of target for our other NEOs, representing a decrease in maximum payout opportunity from the 2020 annual incentive program, which was 200%.
2021 AIP Performance Metrics and Goals – Adjusted EBITDA Component
Consistent with prior years, the 2021 AIP included Adjusted EBITDA1 as a performance metric with a weighting of 50%:
•	in recognition of its wide acceptance and understanding as a metric within the Company;
[1]
We define Adjusted EBITDA, for 2021, as income from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury and other legal matters, net, COVID-19 charges and income taxes. This non-GAAP measure is a performance metric in our incentive programs.

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•	because Adjusted EBITDA is a key measure of operational and financial performance, driven by our annual business plan; and
•	given the fact that Adjusted EBITDA has been strongly historically correlated to the Company’s stock price performance.
The Adjusted EBITDA goals included in the 2021 AIP (the “AIP Adjusted EBITDA Goals”) were set based on the Company’s 2021 business plan approved by the Board at the end of 2020 (the “Business Plan”). At target, the global Adjusted EBITDA goal of $500 million represented a significant increase over 2020 Adjusted EBITDA, which was a loss of $175 million. At the time the Business Plan was approved, the Company’s outlook was difficult to predict given the significant impacts to the Company’s business during 2020 from the pandemic.
	Opportunity (% of Target)*	Adjusted EBITDA Goals
Achievement Level		Global**	International
Maximum	150%	$650	$90
Target	100%	$500	$45
Threshold	50%	$350	$0
*	Straight-line interpolation used to determine achievement between specified goals. Maximum payout was capped at 125% for our CEO.
**	Includes unallocated corporate expenses.
2021 AIP Performance Metrics and Goals – Individual Scorecard Component
To enhance the pay-for-performance nature of the 2021 AIP, an individual performance component was also included. An individual component had also been included in annual incentive programs for prior years; however, in 2021, the weighting of the individual component was increased from 25% to 50% in order to better incorporate into the program a broader set of goals which the Committee believed were important to our overall success and to each individual executive officer’s contributions to our business. The nature of the component was also changed to be comprised of primarily quantitative financial and operational metrics, with measurable targets based on attainment of specific Business Plan goals and measured utilizing a new “scorecard” approach. The achievement level of the individual scorecard goals was capped at 100% of target payout and was subject to achievement of fixed cost goals set forth in the Business Plan. Scorecard achievement was then multiplied by 0% to 150% based on achievement of AIP Adjusted EBITDA Goals (from Below-Threshold to Maximum) in order to further align individual performance with overall company performance.
Assuming attainment of fixed cost goals set forth in the Business Plan, the formula for determining the payout under the Individual Scorecard Component is:
Individual Scorecard Achievement (0% - 100%)	X	Achievement of AIP Adjusted EBITDA Goals (0% - 150%)
The Committee established individual performance metrics and goals for each NEO’s scorecard based on key objectives in support of the Business Plan and the Company’s overall strategy. Individual performance metrics for our CEO included, among others, revenue, fleet utilization and improved customer satisfaction, with 75% being quantitative. With few exceptions, the substantial majority of scorecard metrics and goals for our executives were quantitative with a limited percentage being qualitative but still based on achievement of specific objectives. For our Chief Human Resources Officer and our General Counsel, qualitative metrics included enhancing the transparency and quality of the Company’s ESG disclosures. For our Chief Digital Officer, a larger portion of the metrics were qualitative compared to other executives given the nature of his role.
In order for an NEO to be eligible for any payout under the individual component of the 2021 AIP, Threshold AIP Adjusted EBITDA Goals were required to be met and each executive had to meet specific fixed cost goals under the Business Plan.
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Set forth below is an illustrative example of a scorecard; however it does not represent the actual scorecard of any of our NEOs.
Illustrative Scorecard Example
Weight	Metric	Key Performance Indicator	Goal	Type of Measure
~80%	Revenue Growth	Total Revenue	Based on Business Plan	Quantitative
	Cost Control	Utilization
	Customer Service	Net Promoter Score
~20%	Other	Varies	Varies (i.e., completion, roll-out, etc.)	Qualitative
• Payout is subject to (1) adherence to fixed cost goals set forth in the Business Plan and (2) attainment of Threshold AIP Adjusted EBITDA Goals

• Achievement of each individual scorecard goal is capped at 100% of target, and results multiplied by 0%-150% based on attainment of AIP Adjusted EBITDA Goals (from Below-Threshold to Maximum). Over-achievement of one goal cannot make up for under-achievement in any other goal.

2021 AIP Results and Payouts
Payouts under the Adjusted EBITDA component of the 2021 AIP were 150% of target, reflecting the Company’s attainment of total Adjusted EBITDA of $2,411 million, including Adjusted EBITDA of $118 million for the International region, which exceeded the Maximum AIP Adjusted EBITDA Goals. Payouts under the Individual Component were based on scorecard results multiplied by attainment of the applicable AIP Adjusted EBITDA Goals and reflected that each NEO adhered to fixed cost goals. Accordingly, actual payouts under the 2021 AIP were as follows:
NEO	Base Salary ($)	Target (% of Base Salary)	Adjusted EBITDA(1) Component Payout % (50% Weight)	Individual Scorecard Component (50% Weight)			Total Payout (%)	Total Payout ($)
				Score	Multiplier %	Payout %
CEO(2)	1,000,000	200%	150%	98	150%	147%	125%	2,500,000
CFO	500,000	100%	150%	98	150%	147%	149%	742,500
Chief Digital Officer(3)	394,231	100%	150%	90	150%	135%	143%	712,500
President, International(3)	550,250	100%	150%	94	150%	141%	146%	800,599
(1)	Based on Global Adjusted EBITDA achievement for our CEO, CFO and Chief Digital Officer, and International Adjusted EBITDA for our President, International.
(2)	2021 AIP was capped at $2.5 million, or 125% of target, for our CEO.
(3)
For Mr. Sita, 2021 salary is prorated to reflect when his employment with the Company commenced. For Mr. Rankin, base salary reflects a monthly average £/$ exchange rate as of the date paid, received or allocated.

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A reconciliation of our reported global net income to our reported global Adjusted EBITDA is set forth below (dollars are in millions):
Net Income (loss)		$1,283
Provision for (benefit from) income taxes		425
Income (loss) before income taxes		1,708
Add:	Non-vehicle related depreciation and amortization	279
	Interest expense related to corporate debt, net:
	Interest expense	218
	Early extinguishment of debt	136
	Restructuring and other related charges	64
	Transaction-related costs, net	5
	Unprecedented personal-injury and other legal matters, net	3
	COVID-19 charges, net	(2)
Adjusted EBITDA		$2,411
We believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our operating businesses and in comparing our results from period to period. We also believe Adjusted EBITDA is useful to investors because it allows them to assess our results of operations and financial condition on the same basis that management uses internally. Adjusted EBITDA is a non-GAAP measure and should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with U.S. GAAP. Our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.
Other 2021 Incentive Awards and Bonus Payments
For our Executive Chairman, who did not participate in the 2021 AIP, the Committee approved an annual incentive award with Adjusted EBITDA as the sole metric, with goals at threshold and target consistent with the 2021 AIP. Target payout opportunity as a percentage of base salary was 100% and total payout opportunity ranged from 50% to 100% of target. The actual payout for this award was calculated to be 100% based on Adjusted EBITDA results described above.
In connection with his appointment in 2020, our Executive Chairman was awarded a cash incentive award opportunity with a target of $500,000 based on performance over the 12-month period from July 2020 through June 2021. As a result, our Executive Chairman received a payout in 2021 of $500,000 in respect of this award, based on the Committee’s review of the performance of our Executive Chairman and the Company since his appointment, over which time the Company’s stock price had more than doubled.
In connection with his hiring in March 2021, our Chief Digital Officer was awarded a sign-on cash award of $500,000, designed, together with an equity award described below under “Long-Term Incentive Awards,” to both incentivize him to join our Company and offset compensation opportunities with his prior employer that were forfeited by joining our Company. In order to attract top-level executive talent for this role, which is important to the execution of our strategy, all components of compensation for this role were determined following a review of current market custom and practice, and available compensation data for comparable roles at other companies. Other factors, such as the executive’s extensive background and experience, and expected responsibilities, were also taken into consideration. The cash sign-on payment was required to be returned if the executive voluntarily left the Company or was terminated for cause, in each case within 12 months of the date of hire.
Long-Term Incentive Awards
2021 LTIP
For 2021, the Committee approved a long-term incentive program (the “2021 LTIP”) in which all of our NEOs participated, other than our Chief Digital Officer. Grant date values for 2021 LTIP awards were determined following a market review of the Peer Group, and in certain cases, Survey Data (as defined under “Consideration of Peer Groups and Survey Data”), as well as individual performance for 2020. For our Executive Chairman, CEO and CFO, a market review was conducted by the Committee’s compensation consultant to determine the values for 2021 LTIP awards in connection with their appointments in mid-2020. For the CEO, based on this market review as well as his performance during 2020, the first year of his tenure as CEO, the 2021 LTIP award reflected an increase from his 2020 LTIP award, which was granted while he was interim CEO.
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2021 LTIP — Type of Award
The Committee reviewed the following factors to determine the appropriate type of equity to be granted: perceived value to award recipients to effect retention and incentive goals, peer practices, the degree of alignment with shareholder interests, potential dilution and projected expense balanced with the value delivered to award recipients. Based on an analysis of these factors, the Committee determined that a mix of 50% PSUs and 50% time-based restricted stock units (“RSUs”) would:
•	align incentives with shareholders’ focus on profitability and financial performance;
•	reflect the relevant decision-making impact of the individual and the impact of those decisions on the Company; and
•	incentivize retention of key employees over the long term.
2021 LTIP — Vesting Terms and Performance Metrics and Goals
Consistent with the 2020 program:
•
RSUs granted under the 2021 LTIP are scheduled to vest, subject to continued employment, on the first three anniversaries of the date of grant, except that our Executive Chairman’s RSUs vest in June 2022;

•	PSUs are scheduled to vest on the three-year anniversary of the date of grant, subject to satisfaction of performance goals and continued employment; and
•	Adjusted EBITDA was selected as the performance metric for the PSUs granted under the 2021 LTIP based on several factors, including the following:
○	the Company’s Adjusted EBITDA and stock price performance have historically been highly correlated; and
○	Adjusted EBITDA is a key measure of operational and financial performance driven by the Company’s strategy and widely understood within the Company and by the Company’s shareholders.
Adjusted EBITDA goals for the 2021 LTIP are set forth below and can be achieved in any of the three fiscal years in the 2021-2023 performance period. The target goal represented attainment of one-year of Adjusted EBITDA during the performance period which, at the time of approval, would have been the highest ever Adjusted EBITDA achievement for the Company in any fiscal year. Given significant uncertainty as to when pandemic impacts to the Company’s business would subside and resulting difficulties in making long-term plans, the Committee believed that a one-year goal at this particular time would balance these difficulties with requiring meaningful improvement in our business results. The Committee recognized that even if the results were met in an early year during the three-year performance period, the PSUs would not become vested until March 2024, requiring continued employment and as a result, incentives for the NEOs to see the improved performance continue to be reflected in our long-term stock price. We will be returning to cumulative performance over a three-year period in the 2022 LTIP awards.
Our Executive Chairman was only eligible for vesting at target (the threshold and maximum achievement levels were not applicable to his award), and our CEO and CFO were only eligible for vesting at target level of achievement and above. This meant that none of our Executive Chairman, CEO or CFO were eligible for any vesting if results were below target under any circumstances.
Achievement Level	Payout Opportunity* (as a % of target units awarded)	Adjusted EBITDA Goal (in millions)
Maximum**	150%	$1,250
Target	100%	$1,000
Threshold***	75%	$750
*	Straight-line interpolation is generally used to determine achievement between specified goals.
**
Maximum vesting did not apply to the award for our Executive Chairman. He was only eligible for target vesting. The RSU/PSU mix for our Executive Chairman was also slightly different than other NEOs at 58% RSUs and 42% PSUs

***	Threshold vesting only applied to the award for our President, International. Our Executive Chairman, CEO and CFO were not eligible for below-target vesting.
Based on 2021 Adjusted EBITDA results described above, we exceeded the maximum goal, and so vesting of PSUs granted under the 2021 LTIP will occur in March 2024 at the maximum achievement level if the applicable NEO remains employed by us, except that for our Executive Chairman, vesting will occur at the target achievement level based on the terms of his award.
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Other 2021 Long-Term Incentive Awards
Our Chief Digital Officer did not participate in the 2021 LTIP because he received new hire grants. Following a market review and other considerations for a new hire as more fully described above under “Annual Incentive Awards,” the Committee awarded him an RSU award with a grant date value of $1.5 million, vesting one-third on the second anniversary of grant and two-thirds on the third anniversary of the date of grant.
Setting CEO and Other NEO Compensation
Our Board has assigned to the Committee the responsibility to approve compensation for all NEOs, including our CEO. The roles and duties of participants in the decision-making process for our executive program are summarized below.
Role of the Independent Compensation Consultant
Consistent with its charter, the Committee continued its engagement of Pay Governance LLC, a compensation consulting firm, to work with the Committee and the Company as an adviser on executive compensation matters in 2021. The compensation consultant reports to, and is directed by, the Committee, which has the authority to retain or terminate compensation advisers. In early 2021, the Committee reviewed information regarding the independence and potential conflicts of interest of Pay Governance, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on this review, the Committee concluded that the engagement of Pay Governance did not raise any conflict of interest. Outside of services provided for the Committee, the compensation consultant did not provide additional services to the Company in 2021.
Compensation Decisions
In the case of NEOs other than the CEO and the Executive Chairman, our Human Resources staff develops recommendations as to the level of compensation for each pay component generally based on position scope (defined as the executive’s relative responsibilities compared to others within the Company and the individual’s potential impact on Company operations), and the individual’s experience level and performance in addition to the factors discussed under “Analysis of 2021 Pay Decisions” above. Annual and long-term incentive plan designs are recommended by our Human Resources staff based on the Company’s business plan and goals, with input from the CFO and his staff. Recommendations related to the elements of pay generally reflect a review of practices of our Peer Group and Survey Data (as defined below), and are typically designed to take into consideration past practice and our strategy to tie a greater portion of total target compensation to variable versus fixed compensation.
Each recommendation is then discussed with our CEO, Executive Chairman and Committee Chairman for feedback. Final recommendations are ultimately submitted to the Committee for consideration. The Committee is advised by the compensation consultant with respect to these recommendations and has the ultimate right and authority to revise and/or approve recommendations of management.
Compensation for our CEO and our Executive Chairman is determined by the Committee, working directly with the compensation consultant. The Committee determines each component of compensation for these executives, taking into consideration performance as well as market and Peer Group data and other factors such as level of experience and responsibilities, leadership, skill, contributions to the Company and the size and complexity of the Company’s operations.
Risk Assessment
In approving annual and long-term incentive awards for our NEOs, the Committee assesses the risks associated with the adoption of these awards, including the performance measures and goals for the awards, and has concluded that the Company’s incentive awards would not be likely to encourage excessive risk-taking. Management also annually reviews the Company’s compensation policies and practices for employees generally with the Committee and the Company’s compensation consultant to determine whether these programs create incentives that might motivate inappropriate or excessive risk-taking. For additional information, please see “Functions and Meetings of the Board of Directors - Risk Management and Risk Assessment.”
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Consideration of Peer Groups and Survey Data
Peer companies for 2021 pay decisions were selected by the Committee by taking a “clean slate” approach to develop a new peer group taking into consideration that very few direct industry competitors exist, the Company’s business model, the relevant labor market for talent and other factors, including but not limited to the following:
•	the industry for peer group companies, which the Committee believes should operate within hotel/resort, travel, trucking automotive retail and rental retail industries; and
•	market capitalization and revenue for peer group companies, with primary emphasis on market capitalization.
The Company’s peer group consisted of the following companies for 2021 pay decisions (the “Peer Group”):
PEER GROUP FOR 2021 PAY DECISIONS
The Aaron’s Company, Inc.	InterContinental Hotels Group PLC
Alaska Air Group, Inc.	JetBlue Airways Corporation
Asbury Automotive Group, Inc.	KAR Auction Services, Inc.
AutoNation, Inc.	Norwegian Cruise Line Holdings Ltd.
Choice Hotels International, Inc.	Rent A Center, Inc.
Europcar Mobility Group S.A.	Ryder System, Inc.
Group 1 Automotive, Inc.	Spirit Airlines, Inc.
Hertz Global Holdings, Inc.	Schneider National, Inc.
Hyatt Hotels Corporation	Travel + Leisure Co.
The Committee reviewed pay data of the Peer Group for 2021 pay decisions to ensure reasonable comparability of the compensation of our NEOs. The Committee does not specifically target any percentile within the Peer Group when setting overall compensation, any individual element of compensation or the relative pay mix among different elements of compensation. The Committee reviews the Peer Group periodically in order to ensure that the component companies continue to meet the criteria for which they were selected, as well as to identify other companies that may become appropriate for inclusion.
Primarily in light of the increase to the Company’s market capitalization in 2021, the Committee approved a peer group of the following companies for 2022 pay decisions, which reflects the removal of three companies and the inclusion of American Airlines, J.B. Hunt and United Airlines.
PEER GROUP FOR 2022 PAY DECISIONS
Alaska Air Group, Inc.	J.B. Hunt Transportation Services, Inc.
American Airlines Group Inc.	JetBlue Airways Corporation
Asbury Automotive Group, Inc.	KAR Auction Services, Inc.
AutoNation, Inc.	Norwegian Cruise Line Holdings Ltd.
Choice Hotels International, Inc.	Rent A Center, Inc.
Group 1 Automotive, Inc.	Ryder System, Inc.
Hertz Global Holdings, Inc.	Schneider National, Inc.
Hyatt Hotels Corporation	Travel + Leisure Co.
InterContinental Hotels Group PLC	United Airlines Holdings, Inc.
The Committee recognizes that our executives have opportunities available to them in a range of industries and that any peer group for the Company will have some inherent limitations given the absence of a large sample of public companies in the vehicle rental business. In order to compare ourselves to a broad set of general industry market data available, the Committee also reviews widely-used survey data from consulting firms such as Aon Hewitt and Willis Towers Watson for companies that have revenue comparable to ours (the “Survey Data”) as another data point. The Survey Data2 represents data from over 1,000 companies sized according to revenue, assets and number of employees.
[2]
While the Survey Data include a general list of participating companies, each survey provides information on a “no-names” basis-i.e., for each position comparison, it does not identify by name which companies comparable in revenue size to our Company produced results for each position matched, and thus we are unable to list the comparable companies that are included in the Survey Data utilized.

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In 2021, the Committee considered the Survey Data for each element of the 2021 compensation and benefits package as a general check and to ensure reasonable comparability. Consideration of the Peer Group and the Survey Data represented just two factors considered in setting executive compensation for 2021. Please refer to “Analysis of 2021 Pay Decisions” for the other factors considered in setting executive compensation for 2021.
Committee Consideration of the Company’s 2021 Shareholder Vote on Executive Compensation
The Committee reviewed the results of the Company’s Say on Pay vote in 2021. At the 2021 Annual Meeting of Shareholders, 96.5% of the votes cast were in support of the Company’s Say on Pay proposal. Based on the 2021 Say on Pay results and feedback from shareholders, the Committee concluded that the Company’s overall compensation program as it relates to its NEOs enjoys the support of the Company’s shareholders and does not require revision to address any broad shareholder concern.
Policy Related to Equity Awards
Our practice has been to grant regular long-term incentive awards at pre-established meetings of the Committee. Annual long-term incentive awards, which typically include awards granted to all of the NEOs, are usually approved in the first quarter. However, the Committee retains the ability to determine, and has in the past determined, that another grant date may be appropriate in certain circumstances. Awards may also be approved at other Committee meetings typically for executives hired or promoted since the prior meeting. In connection with valuing the grants of stock-based awards, it is our policy generally to use, as the grant or strike price for any stock-based compensation vehicle, the closing price of our Common Stock on the date determined by the Committee as the grant date, which is often the date the Committee approves the award. The Committee typically approves a dollar amount for each RSU award, which is then divided by the closing price of our Common Stock on the date of grant to arrive at the number of RSUs to be granted.
Executive Stock Ownership and Retention Guidelines
Our executive stock ownership guidelines require NEOs to acquire and hold designated levels of Avis Budget Common Stock. Under these guidelines, our CEO is required to retain 100%, and other NEOs are required to retain a minimum of 50% of the net shares (net of taxes) obtained upon the vesting of restricted stock awards and of vested stock options (if applicable), until reaching the following specified ownership thresholds:
Officer Role(s)	Threshold
Executive Chairman, CEO	Five times base salary
CFO, President, International	Three times base salary
Chief Digital Officer	Two times base salary
Given the mandatory hold provision until thresholds are obtained, there is no specified deadline for achieving designated thresholds. For purposes of the executive stock ownership guidelines, stock ownership is defined to include stock owned by the executive directly, stock owned indirectly, including through the Company’s savings plan, and the “in-the-money” portion of vested stock options. As of December 31, 2021, each NEO had met the applicable ownership thresholds.
Following attainment of ownership thresholds, our NEOs are required, for a period of one year, to hold an additional amount equal to 50% of the net shares obtained upon the vesting of any equity award and 50% of all stock options that vest.
Employment and Change of Control Agreements; Severance Arrangements
To foster the retention of our key management team and in accordance with past practice, we have agreements with our CEO and President, International under which the Company seeks to provide appropriate protections consistent with prevailing market practices. We also maintain an Executive Severance Plan and our Executive Chair, CFO and Chief Digital Officer are eligible to participate in that plan. A more detailed description of the Company’s current agreements with our NEOs and other arrangements is set forth below under the heading “Employment Agreements and Other Arrangements.” The benefits that would be received by our NEOs in the event of termination without cause or a change in control are set forth below under the heading “Termination, Severance and Change of Control Arrangements.”
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Perquisites and Benefits
We have historically sought to provide perquisites to our executives that are consistent with those provided by the general market and Peer Group companies. Our perquisites currently consist primarily of financial planning services, auto use or allowance, discounted auto insurance, auto leasing through the employee lease program and limited personal use of Company-leased aircraft services. The group excess liability umbrella insurance perquisite that was previously provided was discontinued in late 2021. The Company does not provide tax reimbursements or gross-ups on perquisites for any of our NEOs other than relocation and expatriate benefits in accordance with the Company’s standard policies.
The financial planning and auto use or allowance perquisites referred to above are not expected to be offered to any executive officer who joins the Company after December 31, 2021.
Employees, including our NEOs, may also receive tickets for professional sporting events, which are part of the Company’s season ticket subscription, and do not result in an associated incremental cost to our Company. Our ticket allocation policy is generally seniority-based, with a valid business purpose superseding any personal use.
Anti-Hedging Policy
The Company’s insider trading policy prohibits directors, executive officers and other employees required to pre-clear trades in Company securities, along with members of their families and others living in their households and investment partnerships and other entities over which they have or share voting or investment control (collectively, the “Covered Persons”) from:
•
engaging in hedging and monetization transactions that permit any Covered Person to continue to own the Company’s equity securities without the full risks and rewards of ownership, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds;

•	holding the Company’s equity securities in a margin account or otherwise pledging the Company’s equity securities as collateral for a loan;
•	participating in transactions involving options in relation to the Company’s securities, such as puts, calls or other derivative securities on an exchange or in any other organized market; and
•	engaging in short sales of the Company’s equity securities.
For purposes of the above, the Company’s equity securities include securities acquired by a Covered Person as part of his or her compensation or otherwise. The Cooperation Agreement exempts Mr. Sarma from this policy. In his capacity as an advisor, director, general partner or manager of SRS or any affiliated fund, Mr. Sarma is not prohibited from pledging or making purchases on margin of, or entering into derivative or hedging arrangements (including options) with respect to, the securities of the Company, which transactions are otherwise in compliance with applicable law and the Cooperation Agreement.
Recoupment (Clawback) Policy
Our Board of Directors has adopted a policy that provides that if the Board learns of any intentional misconduct by an “executive officer” (as defined under Section 16 of the Exchange Act) that resulted in an increase to incentive income awarded to that officer, the Board will, to the full extent permitted by applicable law, in all appropriate cases, require reimbursement of the increased portion of incentive income awarded to that officer. We intend to amend our clawback policy, if necessary, to comply with any rules adopted by the SEC.
Compensation Committee Report
The Avis Budget Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Karthik Sarma (Chair)
Lynn Krominga
Glenn Lurie
32

Summary Compensation Table
Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(e)	All Other Comp ($)(f)	Total ($)
Ferraro, Joseph A. President and CEO	2021	1,000,000	—	5,000,032	—	2,500,000	—	94,523	8,594,555
	2020	842,596	—	3,122,680	—	—	81,463	868,413	4,915,152
	2019	725,000	—	2,999,991	—	1,022,250	44,988	136,777	4,929,006
Choi, Brian J. EVP and CFO	2021	500,000	—	1,499,960	—	742,500	—	25,113	2,767,573
	2020	167,308	—	3,000,009	—	—	—	5,400	3,172,717
Hees, Bernardo Executive Chairman	2021	500,000	500,000	3,500,010	—	500,000	—	9,026	5,009,036
	2020	229,616	—	3,519,262	—	—	—	74,246	3,823,124
Sita, Veresh EVP, Chief Digital & Innovation Officer	2021	394,231	500,000	1,500,017	—	712,500	—	35,929	3,142,677
Rankin, Keith President, International	2021	550,250	—	1,000,056	—	800,599	—	106,585	2,457,490
	2020	500,777	—	1,049,986	—	—	—	95,200	1,645,963
	2019	294,346	253,549	2,000,031	—	—	—	166,610	2,714,536
(a)
Salary includes amounts deferred under the Company’s Deferred Compensation Plan or 401(k) Plan. For Mr. Sita, 2021 salary is prorated to reflect when his employment with the Company commenced. For Mr. Rankin, base salary reflects a monthly average £/$ exchange rate as of the date paid, received or allocated.

(b)
For Mr. Hees, represents payment in July 2021 of a cash incentive award granted upon his appointment as Executive Chairman subject to the Committee’s determination of performance during the initial twelve-month period following his appointment as Executive Chairman. For Mr. Sita, represents a sign-on bonus in connection with his hiring in March 2021.

(c)
Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of the grant date fair value of the 2021 stock awards are included in Note 18 to our audited financial statements for the fiscal year ended December 31, 2021, included in our 2021 Annual Report. The grant date value of the 2021 stock awards assuming achievement of the highest level of performance conditions are: for Mr. Ferraro, $6,250,040; Mr. Choi, $1,874,950; and Mr. Rankin, $1,250,070. (Mr. Hees’ performance-based award has a maximum payout at target, which is reflected in the Summary Compensation Table. Mr. Sita did not receive a performance-based award during 2021.) The 2021 stock awards are further discussed in the Compensation Discussion and Analysis (the “CD&A”).

(d)
For 2021, amounts reflected were earned based on the terms of the 2021 AIP or, for our Executive Chairman, his incentive award based on our fiscal 2021 performance, each as further discussed in the CD&A, and include amounts deferred under the Company's Deferred Compensation Plan. For Mr. Rankin, amount reflects a monthly average £/$ exchange rate as of the date paid, received or allocated.

(e)
For Mr. Ferraro, in 2021, his pension value decreased by $9,773, primarily driven by a decrease in the discount rate. During 2019 and 2020, Mr. Ferraro’s change in pension value increased by $44,988 and $81,463, respectively, primarily driven by an increase in the discount rate. Avis froze this qualified defined benefit pension plan to new participation and future benefit accruals as of December 31, 1998. Please see the “Pension Benefits Table” for further information regarding this plan.

(f)
All Other Compensation is comprised of the compensation described in the following tables. For Mr. Ferraro, 2020 included cash compensation of $750,000 for his interim assignment in the first half of 2020.

All Other Compensation Table
Name	Year	Company Contributions To Deferred Compensation Plans ($)(a)	Perquisites ($)(b)	Other Amounts ($)(c)	Total All Other Compensation ($)
Mr. Ferraro	2021	55,385	38,382	756	94,523
	2021	81,931	35,726	750,756	868,413
	2019	96,959	39,081	737	136,777
Mr. Choi	2021	2,900	21,703	510	25,113
	2020	769	4,121	510	5,400
Mr. Hees	2021	1,138	7,378	510	9,026
	2020	—	936	73,310	74,246
Mr. Sita	2021	19,615	15,747	567	35,929
Mr. Rankin	2021	9,404	24,006	73,175	106,585
	2020	9,257	19,250	66,693	95,200
	2019	4,407	11,038	151,165	166,610
(a)
For Messrs. Ferraro, Choi, Hees, and Sita, amounts represent Company matching contributions under the Company’s Executive Deferred Compensation Plan or 401(k) Plan. For Mr. Rankin, amounts represent Company matching contributions under the “Defined Contribution” section of the Avis UK Pension Plan and reflect a monthly average £/$ exchange rate as of the date paid, received or allocated. Under the terms of the Deferred Compensation Plan and the Avis UK Pension Plan, participants may receive Company matching contributions up to a maximum cap of 6% and 4%, respectively.

(b)	Represents the perquisites presented in the “Perquisites Table” set forth below.
(c)
For Messrs. Ferraro, Choi, Hees, and Sita, amounts include the value of insurance premiums paid by the Company for a broad-based life insurance benefit. For Mr. Ferraro in 2020, includes cash compensation of $750,000 per the terms of his interim assignment. For Mr. Hees in 2020, represents the amount received in respect of Board compensation from his appointment to the Board in February through his appointment as Executive Chairman, effective July 1, 2020. For Mr. Rankin, amount includes tuition reimbursement in accordance with his agreement with the Company for each year and for 2019 also includes relocation benefits in accordance with the Company’s standard policies for executives.

33

Perquisites Table
Name	Year	Personal Use of Company Aircraft ($)(a)	Financial Services ($)(b)	Car ($)(c)	Total Perquisites ($)(d)
Mr. Ferraro	2021	—	13,647	24,735	38,382
	2020	—	13,956	21,770	35,726
	2019	—	13,461	21,770	35,231
Mr. Choi	2021	—	6,103	11,750	21,703
	2020	—	506	3,615	4,121
Mr. Hees	2021	—	3,398	—	7,378
	2020	—	936	—	936
Mr. Sita	2019	—	858	10,909	15,747
Mr. Rankin	2021	—	3,372	20,634	24,006
	2020	—	—	19,250	19,250
	2019	—	—	11,038	11,038
(a)
Under our aircraft policy, our CEO has reasonable non-business access to leased jet services, subject to prevailing market practices. For our other NEOs, non-business access is subject to approval by our CEO in his sole discretion. The incremental cost of personal use of the leased jet services is calculated based on the contracted per hour cost, which includes flight-specific direct operating costs such as standard fuel, maintenance, repairs, catering and miscellaneous fees such as variable fuel surcharge as applicable, and international fees for travel outside the United States. Since the aircraft is leased primarily for business travel, fixed costs, such as crew salaries, training, hangaring, insurance and services support are not included. When a NEO reimburses the Company for the incremental cost of leased jet services, no amount is reported in the table above. Spouses of NEOs are occasionally additional passengers on business flights provided by our leased jet services. In such cases, there is no incremental cost to the Company, and as a result, no amount is reflected in the table.

(b)
For Mr. Ferraro, includes actual costs the Company incurred for financial services provided by Ayco, including tax return preparation, financial planning and estate planning. For Messrs. Choi and Rankin, includes amounts paid directly by the Executive for financial services with a third-party provider, with qualified amounts reimbursed by the Company. Amounts also include Company-paid premiums in connection with a group excess liability umbrella insurance policy, which for 2021 did not exceed $3,398 for any NEO. In October 2021, the group excess liability umbrella insurance perquisite was eliminated.

(c)
Represents the annual lease value of a Company-provided car, or annual car allowance. For Mr. Rankin, reflects a monthly average £/$ exchange rate for the vehicle use period. NEOs are eligible to participate in the Company’s employee auto insurance program and employee car lease program; however, no amounts are included for these programs as the Company does not incur any associated incremental cost.

(d)	For Messrs. Choi, Hees, and Sita, amount includes payments for annual physical examination (annual costs did not exceed $3,980).
CEO Pay Ratio
Based on a review of our internal records, we believe that there has not been a change in our employee population or compensation arrangements that would significantly change our pay ratio disclosure as compared to last year. Therefore, for 2021, we relied on the same median employee identified for 2020 (the "Median Employee") to calculate this year's pay ratio and calculated the total annual compensation for the Median Employee applying the same methodology used for our named executive officers, as set forth in the Summary Compensation Table above. Total compensation for 2021 for our CEO was $8,594,555. Our Median Employee's total compensation for 2021 was $29,628. The ratio of our CEO's pay to the pay of our Median Employee for 2021 was 290:1.
34

2021 Grants of Plan-Based Awards Table
Name	Award Type	Grant/ Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards Number of Shares of Stock or Units (#)(c)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($ per share)	Grant Date Fair Value of Stock and Option Awards ($)(d)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Ferraro	Annual Incentive	—	1,000,000	2,000,000	2,500,000
	RSU	3/9/2021							40,148	—	—	2,500,016
	PSU	3/9/2021				N/A	40,148	60,222		—	—	2,500,016
Mr. Choi	Annual Incentive	—	250,000	500,000	750,000
	RSU	3/9/2021							12,044			749,980
	PSU	3/9/2021				N/A	12,044	18,066		—	—	749,980
Mr. Hees	Annual Incentive	—	250,000	500,000	500,000
	RSU	3/9/2021							32,118	—	—	1,999,988
	PSU	3/9/2021				N/A	24,089	N/A				1,500,022
Mr. Sita	Annual Incentive	—	250,000	500,000	750,000
	RSU	3/15/2021 (e)							20,822	—	—	1,500,017
Mr. Rankin	Annual Incentive	—	275,120	550,240	825,360
	RSU	3/9/2021							8,030	—	—	500,028
	PSU	3/9/2021				4,015	8,030	12,045		—	—	500,028
(a)	Reflects pay opportunity under the 2021 AIP, which is discussed in the CD&A.
(b)
Represents awards of PSUs which are scheduled to vest on March 9, 2024, subject to continued service and based on a one-year Adjusted EBITDA goal, as more fully described in the CD&A under “2021 Long-Term Incentive Awards.” Solely for the 2021 LTIP Awards, our CEO, CFO and Executive Chairman were not eligible for any vesting for performance below the target level, and our Executive Chairman’s payout was capped at the target level.

(c)
For Messrs. Ferraro, Choi, and Rankin, represents awards for RSUs which are scheduled to vest in equal installments on each of the first three anniversaries of the date of grant, generally subject to continued service through each vesting date. For Mr. Hees, RSU award of 32,118 vests on June 30, 2022, subject to continued service. For Mr. Sita, RSU award of 20,822 vests one-third on March 15, 2023, and two-thirds on March 15, 2024, subject to continued service.

(d)
Assumptions used in the calculation of the grant date fair value of the awards are included in Note 18 to our audited financial statements for the fiscal year ended December 31, 2021, included in our 2021 Annual Report. The grant date fair value of the stock underlying the PSUs assuming attainment of the highest level of performance conditions were: for Mr. Ferraro, $3,750,024; Mr. Choi, $1,124,970; and Mr. Rankin, $750,042. Mr. Hees’ PSUs have a maximum payout at target, which is reflected in the table.

(e)	Mr. Sita’s RSU award was approved on March 9, 2021 and granted on his March 15, 2021 start date.
35

Outstanding Equity Awards at Fiscal Year-End Table
Name	Grant Date	Option Awards					Stock Awards(a)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercisable Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Ferraro	3/9/2021						40,148 (b)	8,325,491	60,222(i)	12,488,236
	3/9/2020						31,611(c)	6,555,173	47,416(j)	9,832,656
	3/15/2019						7,180 (d)	1,488,917	43,078 (k)	8,933,085
Mr. Choi	3/9/2021						12,044 (b)	2,497,564	18,066(i)	3,746,346
	8/31/2020						58,634 (e)	12,158,933
Mr. Hees	3/9/2021						32,118(f)	6,660,310	24,089(i)	4,995,336
	6/30/2020						29,125 (g)	6,039,651	37,500	7,776,375
Mr. Sita	3/15/2021						20,822 (h)	4,317,858
Mr. Rankin	3/9/2021						8,030 (b)	1,665,181	12,045(i)	2,497,772
	3/9/2020						16,596(c)	3,441,513	24,893(j)	5,162,061
	8/7/2019						8,011 (d)	1,661,241	48,062 (k)	9,966,617
(a)	Stock awards include RSUs and PSUs. Values are based on the closing price of our Common Stock on December 31, 2021 of $207.37. Notes (b)-(k) are set forth below.
	Award	Scheduled Vesting
(b)	RSUs	Three equal installments on March 9, 2022, 2023, and 2024.
(c)	RSUs	Two equal installments on March 9, 2022 and 2023.
(d)	RSUs	March 15, 2022.
(e)	RSUs	Two equal installments on August 31, 2022 and 2023.
(f)	RSUs	June 30, 2022.
(g)	RSUs	Two equal installments on June 30, 2022 and 2023.
(h)	RSUs	One-third on March 15, 2023, and two-thirds on March 15, 2024.
(i)	PSUs
March 9, 2024, based on highest one-year Adjusted EBITDA performance during the performance period as discussed in the CD&A, and disclosed above at maximum value as performance goals were achieved at the maximum vesting level (150% of target).

(j)	PSUs	March 9, 2023 based on three-year cumulative Adjusted EBITDA performance and disclosed above at target value.
(k)	PSUs	March 15, 2022, based on three-year cumulative Adjusted EBITDA performance, and disclosed above at maximum value as performance goals were achieved at the maximum vesting level (200% of target).
36

2021 Option Exercises and Stock Vested Table
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Mr. Ferraro	—	—	97,658	8,853,869
Mr. Choi	—	—	29,317	2,660,518
Mr. Hees	—	—	80,093	6,238,444
Mr. Sita	—	—	—	—
Mr. Rankin	—	—	32,328	2,525,165
(a)	The value realized on vesting reflects the market value of the shares on the applicable vesting date.
Pension Benefits Table
Name	Plan Name (a)	Number of Years of Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(a)	Payments During Last Fiscal Year ($)
Mr. Ferraro	Avis Rent A Car System, LLC Pension Plan	21 years, 1 month	492,380	—
(a)
Avis froze its qualified defined benefit pension plan to new participation and future benefit accruals as of December 31, 1998. Mr. Ferraro is the only NEO who participated in this plan. Prior to December 31, 1998, Mr. Ferraro earned the right to receive certain benefits upon retirement at the retirement age of 65 or upon early retirement on or after age 55. For a discussion of the calculation of retirement benefits, please see Note 19 to our audited financial statements for the fiscal year ended December 31, 2021, included in our 2021 Annual Report.

The Avis Rent A Car System, LLC Pension Plan is a qualified, final average pay type of retirement plan that pays unreduced benefits upon attainment of age 65. The retirement benefit is calculated by multiplying years of credited service and final average pay (five highest consecutive years earnings in the ten years immediately preceding the December 31,1998 plan freeze date) and reducing that amount by a portion of estimated Social Security old age benefits payable at age 65. The normal form of payment is a 50% joint and survivor annuity (assuming the participant is married at the time benefit payments commence). Alternate forms of annuity payments and a lump-sum option may be selected, if approved by the spouse.
Non-qualified Deferred Compensation Table
Name	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)(b)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals/ Distributions ($)(d)	Aggregate Balance at Last FYE ($)(e)
Mr. Ferraro	57,692	55,385	232,257	0	1,109,433
Mr. Choi	0	0	0	0	0
Mr. Hees	0	0	0	0	0
Mr. Sita	32,692	19,615	5	0	52,312
Mr. Rankin	0	0	0	0	0
(a)
Under the deferred compensation plan, participants can elect to defer a maximum of 80% of base salary and 98% of annual cash incentives. The agreements between participants and the Company must provide that the deferrals under the plan are (1) irrevocable; (2) agreed to before the compensation is earned; and (3) for a specified length of time. Amounts deferred by participants, as well as any matching contributions made by the Company, are typically contributed to a rabbi trust established for the purpose of holding plan assets. Participants may allocate deferrals to one or more deemed investments under the plan. Matching contributions may be subject to such distribution provisions as determined from time to time; however, all of a participant’s accounts under this plan will be distributed in the event of a change in control (as defined in the deferred compensation plan) or in the event that the participant’s service with us terminates as a result of death or disability. A participant in this plan may elect a single lump-sum payment of his or her account, or may elect installments over a period of up to 10 years; however, the participant’s entire account balance will be paid in a single lump-sum following a change in control.

(b)	The Company provides matching contributions for its NEOs up to a cap of 6% of base salary and annual incentive, as applicable.
(c)
All participant deferrals and matching contributions are immediately vested and are held in a grantor trust. Under this arrangement, the Company takes no tax deduction, and the beneficiaries pay no tax on contributions to the trust until amounts are paid. Although funds are potentially subject to the employer’s creditors, they are inaccessible to present and future management until payment is required to be made in accordance with the terms of the plan.

(d)
Amounts represent ordinary-course distributions pursuant to prior payment elections made by the NEOs in accordance with the terms and conditions of the applicable plan (as further discussed in note (a) above).

(e)
Represents total trust assets accumulated for all periods of plan participation through the end of 2021. The aggregate balance is the sum of all participant and registrant contributions and investment earnings less any withdrawals or distributions.

37

Employment Agreements and Other Arrangements
Each NEO has a written agreement with the Company or is eligible to participate in the Executive Severance Plan, as summarized below and discussed under “Employment and Change of Control Agreements; Severance Arrangements.”
CEO and President, International
Each of our CEO and our President, International is party to a severance agreement with the Company. Each agreement generally provides that if the executive’s employment is terminated by us other than for “Cause” (as described below), disability or death, he will receive lump-sum severance equal to 200% of the sum of base salary plus target incentive bonus, and perquisites to include, if applicable, car usage and financial planning for a period of up to 24 months.
In addition, in connection with any such termination, each agreement also generally provides for accelerated vesting on termination of the stock-based awards that would have vested in accordance with their original vesting schedule by the two-year anniversary of termination of employment. However, awards that vest based on the achievement of specified objective performance goals will remain outstanding following such termination and become vested or be forfeited based on actual achievement of the applicable performance goals during the two-year period following such termination.
Severance is contingent upon the executive’s execution and non-revocation of a separation agreement containing a release of claims against the Company and non-competition covenants.
Our President, International is also party to an employment agreement under English law, which provides customary terms and conditions for employment in the United Kingdom, including non-competition and confidentiality provisions.
Other NEOs
Each of our Executive Chairman, CFO and Chief Digital & Innovation Officer may be eligible to participate in the Executive Severance Pay Plan adopted by the Board in December 2020 (the “Executive Severance Plan”). The Executive Severance Plan provides that if any of these executives is involuntarily terminated other than for cause and delivers an agreement and general release as set forth in the plan, such executive shall be entitled to:
•	two years of base pay;
•
payment under the short term incentive plan in place in the year of termination, pro rata for the amount of time employed in that year, based on the extent to which performance goals are achieved, with any individual component computed as though the applicable target was reached;

•
accelerated vesting of unvested RSUs scheduled to vest within one year of employment termination, and vesting of unvested PSUs scheduled to vest within one year of employment termination based on the extent to which the performance goals are achieved; and

•
a lump-sum payment equal to the Company’s portion of certain health care premiums for one year of coverage, and perquisites to include, if applicable, car usage and financial planning for a period of up to 12 months.

As noted above, no NEO is entitled to any tax gross-up or other payments for any “golden parachute” excise taxes, interest or penalties.
Definition of Cause
For all NEOs, “Cause” is defined to generally include the willful failure to substantially perform duties, any act of fraud, embezzlement or similar conduct and conviction of a felony.
Discussion of Change-in-Control Provisions
Equity Awards
The Company’s Amended and Restated Equity and Incentive Plan (the “Equity Plan”) generally provides that equity awards accelerate following a Change in Control (as defined in the Equity Plan) of the Company only if a participant is also terminated without cause or experiences a Constructive Discharge (as defined in the Equity Plan) within two years following a Change in Control. Under the Equity Plan:
38

“Change in Control” is generally defined as (a) any person or entity is or becomes the “beneficial owner” of 50% or more of the combined voting power of the Company’s then outstanding voting securities; (b) a change in the majority of the members of the Board unless approved or recommended by a vote of at least a majority of the directors then still in office; (c) there is a merger or consolidation of the Company (other than when 50% or more of the voting power remains the same or a recapitalization where no person owns more than 50% of the voting power); or (d) shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is a sale or disposition by the Company, of all or substantially all of the Company’s assets; and
“Constructive Discharge” is generally defined as set forth in a grantee’s employment agreement, or if no agreement or definition exists it is defined as: (a) a material reduction in base compensation, (b) a material adverse change in the nature or status of duties or responsibilities, or (c) a relocation of more than 30 miles from the principal place of employment.
Severance
Potential severance payments are described above, none of which are payable solely due to a Change in Control (as defined above).
Termination, Severance and Change of Control Arrangements
The table and narrative below describes the potential severance payments for each NEO, as of December 31, 2021.
Name and Triggering Event(a)	Lump-Sum Severance Payment ($)(b)	Accelerated Vesting of Stock- based Awards ($)(c)	Continuation of Benefits and Perquisites ($)(d)	Total ($)
Mr. Ferraro
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	2,500,000	47,623,557	—	50,123,557
Termination by Company without Cause or due to Constructive Discharge	6,000,000	32,360,158	104,745	38,464,902
Change of Control Transaction and Termination by Company without Cause or due to a Constructive Discharge	6,000,000	47,623,557	104,745	53,728,302
Change of Control Transaction without Termination	—	—	—	—
Mr. Choi
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	742,500	18,402,843	—	19,145,343
Termination by Company without Cause or due to Constructive Discharge	1,763,810	6,911,988	21,203	8,697,001
Change of Control Transaction and Termination by Company without Cause or due to Constructive Discharge	1,763,810	18,402,843	21,203	20,187,856
Change of Control Transaction without Termination	—	—	—	—
Mr. Hees
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	500,000	25,471,672	—	25,971,672
Termination by Company without Cause or due to Constructive Discharge	1,521,310	9,680,135	—	11,201,445
Change of Control Transaction and Termination by Company without Cause or due to a Constructive Discharge	1,521,310	25,471,672	—	26,992,982
Change of Control Transaction without Termination	—	—	—	—
Mr. Sita
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	712,500	4,317,858	—	5,030,358
Termination by Company without Cause or due to Constructive Discharge	1,733,810	—	15,974	1,749,784
Change of Control Transaction and Termination by Company without Cause or due to a Constructive Discharge	1,733,810	4,317,858	15,974	6,067,642
Change of Control Transaction without Termination	—	—	—	—
39

Name and Triggering Event(a)	Lump-Sum Severance Payment ($)(b)	Accelerated Vesting of Stock- based Awards ($)(c)	Continuation of Benefits and Perquisites ($)(d)	Total ($)
Mr. Rankin
Resignation or Termination by Company for Cause	—	—	—	—
Termination due to Death or Disability	800,599	24,394,385	—	25,194,984
Termination by Company without Cause or due to Constructive Discharge	2,226,725	21,341,553	—	23,568,278
Change of Control Transaction and Termination by Company without Cause or due to Constructive Discharge	2,226,725	24,394,385	—	26,621,110
Change of Control Transaction without Termination	—	—	—	—
(a)
Descriptions of the terms “Cause”, “Constructive Discharge” and “Change in Control” are provided above under the sections captioned “Employment Agreements and Other Arrangements — Definition of Cause” and “Discussion of Change-in-Control Provisions.”

(b)
Lump-sum severance payments due to death or disability, for each NEO, are based on actual annual incentives under the AIP in 2021. For Mr. Ferraro, lump-sum severance payments, other than due to death or disability, are calculated as of December 31, 2021, based on base salary and target annual incentive and multiplied by 200%. For Messrs. Choi, Hees, and Sita, lump-sum severance payments, other than due to death or disability, are calculated as of December 31, 2021, based on base salary multiplied by 200%, actual incentives earned under the AIP in 2021, and the annual amount of the Company's contribution towards medical and dental premiums. For Mr. Rankin, lump-sum severance payments, other than due to death or disability, are calculated as of December 31, 2021, based on base salary, target annual incentive, and annual car and financial planning allowance, multiplied by 200%.

(c)
The values of RSUs and PSUs were calculated assuming accelerated vesting as of December 31, 2021 and based on the closing price of our Common Stock of $207.37. Additionally, values are based on maximum vesting levels for the 2019 and 2021 PSUs, and target vesting for the 2020 PSUs. Descriptions of the accelerated vesting provisions are provided under “Employment Agreements and Other Arrangements.”

(d)
For Mr. Ferraro, reflects 24 months of continued health and dental, car benefits and financial planning. For Messrs. Choi, Hees, and Sita, reflects 12 months of continued participation in financial planning and car benefits, as applicable based on each Executive's participation in such programs as of December 31, 2021.

40

Director Compensation
For 2021, our non-employee directors were eligible to receive an annual director retainer of $225,000. To reflect their additional responsibilities, the chairs and members of the Audit, Compensation and Corporate Governance Committees were also eligible to receive additional annual retainers in 2021 at the rates set forth below.
Annual Retainers ($)
Audit Committee Chair	25,000
Audit Committee Member	12,500
Compensation Committee Chair	25,000
Compensation Committee Member	12,500
Corporate Governance Committee Chair	18,000
Corporate Governance Committee Member	9,000
Annual retainers described above (collectively, “Director Fees”) are paid (i) 50% in cash on a quarterly basis and (ii) 50% in the form of an annual RSU award with vesting scheduled on the one-year anniversary of the grant date, subject to an annual cap of 30,000 units.
Under the Company’s deferred compensation plan applicable to non-employee directors (the “NED Plan”), directors may elect to defer all or a portion of their Director Fees. Directors who elect to defer cash fees may choose from various investment choices similar to those available to the NEOs under our executive deferred compensation plan or may elect to receive an increased RSU award in lieu of some or all of such cash fees. Under the NED Plan, settlement of RSUs is automatically deferred. Such units convert on a one-on-one basis into the Company’s Common Stock upon termination of service, a change in control, or at a different time based on a director’s election. Directors can also elect settlement to occur on the scheduled vesting date.
Directors do not receive any meeting fees or any benefits such as life or medical insurance. Any member of the Board who is also an officer or employee of our Company does not receive compensation for serving as a director. Directors are eligible for limited matching of charitable contributions through the Avis Budget Group Charitable Foundation, and are also eligible to purchase vehicles through the auto lease program we make available to our employees; however, such purchases do not result in an associated incremental cost to the Company.
Stock Ownership Guidelines
Minimum stock ownership guidelines require each non-employee director to acquire and hold designated levels of our Company’s Common Stock. Under these guidelines, our non-employee directors are required to retain a minimum of 50% of the net shares (net of taxes) awarded in connection with their director compensation, until reaching an ownership threshold of five times the annual cash retainer. Given the mandatory hold provision until the threshold is obtained, there is no specified deadline for achieving designated thresholds. Under these guidelines, stock ownership is defined to include stock owned by the director directly or indirectly, any vested award deferred under the NED Plan and the “in-the-money” portion of vested stock options, if any. As of March 15, 2022, all current directors subject to these guidelines had exceeded such minimum ownership threshold other than Ms. Hariharan, who joined the Board effective January 1, 2022. SRS’s policies do not allow Mr. Pahwa to directly own any shares of the Company’s Common Stock, and he is therefore not subject to the Company’s stock ownership guidelines.
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2021 Director Compensation Table
The following table sets forth compensation paid to our directors during 2021, except for our Executive Chairman, who did not receive separate compensation for his service as a director during 2021 and whose compensation is set forth above in the Summary Compensation Table.
Name of Director	Fees Earned or Paid In Cash ($)(a)	Stock Awards ($)(b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(c)	Total ($)
Pahwa, Jagdeep (d)	—	—	—	—	—
Krominga, Lynn	134,000	134,000	—	5,000	273,000
Lurie, Glenn	126,563	125,014	—	5,000	256,577
Sarma, Karthik (d)	—	—	—	—	—
Sparks, Carl (e)	97,125	97,130	—	5,000	199,255
(a)
Represents no more than 50% of non-employee director compensation as discussed above. For Mr. Lurie, includes additional cash compensation in connection with his appointment as Audit Committee Chair effective October 1, 2021.

(b)
Stock awards represent a minimum of 50% of non-employee director compensation in the form of RSU awards. Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The number of stock units are determined by dividing such value by the Company’s closing stock price on the date of grant.

Outstanding awards for the Company’s non-employee directors at fiscal year-end were as follows: for Ms. Krominga, 56,948 RSUs; and for Mr. Lurie, 10,940 RSUs.
(c)	Represents discretionary matching contributions available through The Avis Budget Group Charitable Foundation.
(d)	Mr. Pahwa and Mr. Sarma have waived compensation for Board service.
(e)	Mr. Sparks resigned from the Board, effective October 1, 2021.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee, which administers the Company’s executive compensation policies and programs, is comprised entirely of independent directors: Karthik Sarma (Chair), Lynn Krominga and Glenn Lurie. No member of the Compensation Committee is or was formerly an officer or employee of the Company or any of the Company’s subsidiaries. See “Corporate Governance—Related Person Transactions” above for certain transactions involving the Company in which Mr. Sarma, in his capacity as Managing Partner at SRS, may potentially be deemed to have an indirect interest. In addition, none of our executive officers serve on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.
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Report of Audit Committee
Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of the Company’s controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon.
In performing its oversight function, the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed under the rules adopted by the PCAOB and the SEC.
In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Audit Committee the written disclosures and letter required from the independent auditors by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.
The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and the evaluations of the Company’s internal controls.
Based on the reviews and discussions referred to above and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The Audit Committee also has recommended the selection of the Company’s independent registered public accounting firm for fiscal year 2022.
THE AUDIT COMMITTEE
Glenn Lurie, Chair
Lynn Krominga
Anu Hariharan
43

Proposal No. 2
Ratification of Appointment of Auditors
The Audit Committee’s Charter provides that the Audit Committee is responsible for:
•
appointing, compensating and overseeing the work performed by our independent auditors related to the audit of our annual consolidated financial statements and internal controls over financial reporting; and

•	evaluating the qualifications, performance and independence of our independent auditors with the assistance of management.
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte has served as our independent registered public accounting firm since 1997. Prior to appointing Deloitte for 2022, the Audit Committee considered Deloitte’s tenure, technical expertise, capabilities as independent auditors, industry knowledge and communication with the Audit Committee, and also considered the impact on the Company of changing independent auditors.
The lead engagement partner from Deloitte is required to be rotated every five years. The process for selecting a new lead engagement partner includes a meeting between the Audit Committee Chair and the candidate for this role, as well as discussion by the full Audit Committee and with senior management.
A representative of Deloitte is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of shareholders.
Principal Accounting Firm Fees. Fees billed to the Company by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2021 and 2020 were as follows:
	Fee (in thousands)
Type of Fees	2021	2020
Audit Fees	$7,622	$7,301
Audit-Related Fees	$31	$378
Tax Fees	$5,334	$2,231
All Other Fees	$—	$—
Audit Fees. The aggregate audit fees primarily relate to the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 and for the reviews of the consolidated condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q and for other attest services, including services related to regulatory and statutory filings and financings.
Audit-Related Fees. The aggregate audit-related fees for 2021 and 2020 primarily relate to services in connection with potential transactions or investments and audits of employee benefit plans.
Tax Fees. The aggregate fees billed for tax services for the fiscal years ended December 31, 2021 and 2020 relate to tax compliance, tax advice and tax planning. For the fiscal year ended December 31, 2021, approximately $1.0 million of such fees related to tax compliance and approximately $4.3 million related to tax advice and tax planning. For the fiscal year ended December 31, 2020, approximately $1.0 million of such fees related to tax compliance and approximately $1.2 million related to tax advice and tax planning.
All Other Fees. There were no other fees for the fiscal year ended December 31, 2021 or December 31, 2020.
The Audit Committee considered the non-audit services provided by the Deloitte Entities and determined that the provision of such services was compatible with maintaining the Deloitte Entities’ independence.
The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm, as described below.
All services performed by the independent registered public accounting firm in 2021 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related,
44

tax and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform. Prior to the beginning of each fiscal year, a description of the services (the “Service List”) anticipated to be performed by the independent registered public accounting firm in each of the Disclosure Categories in the ensuing fiscal year is presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, except for de minimis amounts under certain circumstances as described below, and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee no later than the next regularly scheduled meeting for any interim approvals granted.
On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the original Service List and the forecast of remaining services for the fiscal year.
The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances.
The Audit Committee has also adopted a policy prohibiting the Company from hiring the Deloitte Entities’ personnel who have been directly involved in performing auditing procedures or providing accounting advice to the Company within a specified period of time in any role in which such person would be in a position to influence the contents of the Company’s consolidated financial statements.
Although not required by the Company’s By-laws or otherwise, the Board of Directors is submitting for shareholder ratification the selection of Deloitte as the Company’s independent registered public accounting firm. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL
YEAR ENDING DECEMBER 31, 2022.
45

Proposal No. 3
Advisory Approval of Executive Compensation
As required by Section 14A of the Exchange Act, the Company is asking its shareholders to approve an advisory resolution to approve the compensation of our named executive officers as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, as described in this Proxy Statement.
This vote is advisory and, therefore, will not be binding on the Company, the Compensation Committee or our Board of Directors, nor will it overrule any prior decision or require the Board or the Compensation Committee to take any action. However, the Compensation Committee and our Board of Directors value the opinions of our shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee and our Board of Directors will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE RESOLUTION SET FORTH ABOVE.
46

Shareholder Proposals for 2023 Annual Meeting
Proposals received from shareholders are given careful consideration by the Company. Shareholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the Company’s proxy statement for the 2023 annual meeting of shareholders if they are received by the Company on or before December 9, 2022. Any proposal should be directed to the attention of the Corporate Secretary, Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054. In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered at the 2023 annual meeting of shareholders, such proposal must be received by the Company not later than the last date for submission of shareholder proposals under the By-laws. In order for a proposal (other than nominations of directors) to be timely under the By-laws, it must be received not less than sixty days (i.e., March 26, 2023) nor more than ninety days (i.e., February 24, 2023) before the anniversary date of the immediately preceding annual meeting of shareholders. In order for a director nomination to be timely under the By-laws, it must be received not less than ninety days (i.e., February 24, 2023) before the anniversary date of the immediately preceding annual meeting of shareholders. However, in the event that the annual meeting of shareholders is called for a date that is not within twenty-five days before or after the anniversary date of the immediately preceding annual meeting of shareholders, notice of a shareholder proposal in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting of shareholders was mailed or public disclosure of the date of the annual meeting of shareholders was made, whichever occurs first. Additionally, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2023.
Additional Information
Additional Copies. If you share an address with other shareholders of the Company, you may receive a single copy of the proxy materials (including a copy of the Proxy Statement and the 2021 Annual Report), unless your bank, broker or other intermediary that provides the notification receives contrary instructions from the affected shareholders. This practice, permitted under SEC rules and commonly referred to as “householding,” is designed to provide extra convenience for shareholders and potential cost savings for companies.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares of Common Stock are held in a brokerage account or the Company if you hold registered shares of Common Stock. We will promptly deliver a separate copy of the proxy materials upon request. You can notify the Company by sending a written request to Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, N.J. 07054, Attention: Corporate Secretary, or by calling (973) 496-4700 and selecting the “Investor Relations” option. You should also follow these steps to notify your broker or us, as applicable, if you currently receive multiple copies of the proxy materials and wish to instead participate in householding.
Solicitation of Proxies. The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy materials, such solicitation may be made in person or by telephone by directors, officers and employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of Common Stock. The Company has hired Innisfree M&A Incorporated to aid in the solicitation of proxies. We estimate that the fee for Innisfree M&A Incorporated will be up to $15,000 plus the reimbursement of reasonable out-of-pocket costs and expenses. Such fee will be paid by the Company.
By Order of the Board of Directors
JEAN M. SERA
Corporate Secretary
Dated: April 8, 2022
47

avis budget group VOTE

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Annual Meeting Proxy Card

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A Proposals — The Board of Directors unanimously recommends a vote "FOR" Items 1-3. This proxy will be voted as directed, or, if no direction is indicated, will be voted "FOR" Items 1-3.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Bernardo Hees	☐	☐	☐	02 - Jagdeep Pahwa	☐	☐	☐	03 - Anu Hariharan	☐	☐	☐
04 - Lynn Krominga	☐	☐	☐	05 - Glenn Lurie	☐	☐	☐	06 - Karthik Sarma	☐	☐	☐

C 1234567890 JNT
1UPX 538582

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03LX1E

The 2022 Annual Meeting of Stockholders of Avis Budget Group will be held on
May 25, 2022 at 9:00 a.m. (Eastern Time), virtually via the internet at www.meetnow.global/MU7SMJM.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
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Avis Budget Group

Annual Meeting of Stockholders – May 25, 2022

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Joseph A. Ferraro, Brian J. Choi and Jean M. Sera, and each of them, with the power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Avis Budget Group, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on May 25, 2022 or at any postponement or adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Items to be voted appear on reverse side)

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.